UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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SUCAMPO PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

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March 28, 2014

Dear Fellow Stockholders:

You are cordially invited to attend the Sucampo Pharmaceuticals, Inc. Annual Meeting of Stockholders to be held on May 9, 2014 at 8:30 a.m., Eastern Time, at the Hilton Garden Inn, 7301 Waverly Street, Bethesda, Maryland 20814. Details about the meeting, nominees for our board of directors and other matters to be acted on are included in the Notice of 2014 Annual Meeting of Stockholders and Proxy Statement that follow.

We hope you plan to attend the annual meeting. Whether or not you plan to attend the meeting, please vote your shares by completing, dating, signing and returning the enclosed proxy card as described in the Proxy Statement. Your proxy may be revoked by you at any time before it is exercised as explained in the Proxy Statement.

If you plan to attend the meeting, please bring photo identification for admission. Also, if your shares are held in the name of a broker, bank or other nominee, please bring with you a proxy, letter or account statement (or copy thereof) from your broker, bank or nominee confirming your ownership of Sucampo Pharmaceuticals, Inc. stock so that you can be admitted to the meeting. Also, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a broker’s proxy card issued in your name.

On behalf of our board of directors and management, it is my pleasure to express our appreciation for your continued support.

Sincerely,
Peter Greenleaf
Chief Executive Officer, Member of the Board of Directors

YOUR VOTE IS IMPORTANT.
PLEASE TAKE TIME TO VOTE AS SOON AS POSSIBLE.

SUCAMPO PHARMACEUTICALS, INC.
4520 EAST-WEST HIGHWAY, 3rd FLOOR
BETHESDA, MARYLAND 20814
________________

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 9, 2014
________________

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders of Sucampo Pharmaceuticals, Inc. will be held on Friday, May 9, 2014 at 8:30 a.m., Eastern Time, at the Hilton Garden Inn, 7301 Waverly Street, Bethesda, Maryland 20814. At the annual meeting, stockholders will consider and vote on the following matters:

1.	The election to the board of directors of Daniel P. Getman and Peter Greenleaf as class 2 directors, each for a term of three years.

2.	The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

3.	The approval of, on an advisory basis, the compensation of our named executive officers.

Stockholders also will consider and vote on any other matters as may properly come before the annual meeting or any adjournment or postponement thereof. Our board of directors has no knowledge of any other matters which may come before the meeting.

Stockholders of record at the close of business on March 10, 2014 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. Your vote is important regardless of the number of shares you own.

We hope that all stockholders will be able to attend the annual meeting in person. In order to ensure that a quorum is present at the meeting, please complete, date, sign and promptly return prior to the annual meeting the enclosed proxy card, whether or not you plan to attend the annual meeting. A return envelope, which is postage pre-paid if mailed in the United States, addressed to American Stock Transfer & Trust Company, our transfer agent and registrar, has been enclosed for your convenience. If you return a proxy, you may cancel it by delivering a later dated proxy (prior to the annual meeting) or voting in person at the annual meeting. Please note, however, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a broker’s proxy card issued in your name.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 9, 2014:

The Notice of 2014 Annual Meeting, Proxy Statement and Annual Report to stockholders are available at http://investor.proxy.sucampo.com.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,
Thomas J. Knapp
Corporate Secretary

Bethesda, Maryland
March 28, 2014

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOUR VOTE IS IMPORTANT.
IN ORDER TO ASSURE THE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING, PLEASE VOTE AND RETURN YOUR PROXY AS SOON AS POSSIBLE PRIOR TO THE ANNUAL MEETING.

SUCAMPO PHARMACEUTICALS, INC.
4520 EAST-WEST HIGHWAY, 3rd FLOOR
BETHESDA, MARYLAND 20814
________________

PROXY STATEMENT
________________

For the 2014 Annual Meeting of Stockholders
To Be Held On May 9, 2014

This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Sucampo Pharmaceuticals, Inc. for use at the 2014 Annual Meeting of Stockholders to be held on Friday, May 9, 2014 at 8:30 a.m., Eastern Time, at the Hilton Garden Inn, 7301 Waverly Street, Bethesda, Maryland 20814, and any adjournment or postponement thereof. Your proxies will be voted in accordance with your instructions. If no choice is specified, the proxies will be voted as recommended by our board of directors. A stockholder who signs a proxy may revoke or revise that proxy at any time before the annual meeting. Please see “Revocation of Proxy” below for more information on how to revoke a proxy. This proxy statement will be provided electronically, if elected, or otherwise is being mailed on or about March 28, 2014 to stockholders of record at the close of business on March 10, 2014, or the Record Date.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 as filed with the Securities and Exchange Commission, or SEC, will be furnished without charge to any stockholder upon written or oral request to Sucampo Pharmaceuticals, Inc., Attn: Investor Relations, 4520 East-West Highway, 3rd Floor, Bethesda, Maryland 20814; telephone: (301) 961-3400. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 are available on our website at www.sucampo.com and the SEC’s website at www.sec.gov. Information on our website is not incorporated by reference in this Proxy Statement.

Voting Securities, Quorum and Votes Required

Stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the annual meeting. As of the Record Date, 43,998,430 shares of our class A common stock were issued and outstanding. Each share of class A common stock entitles the holder to one vote with respect to each matter submitted to stockholders at the meeting. Stockholders do not have cumulative voting rights. We have no other securities entitled to vote at the meeting.

The representation in person or by proxy of at least a majority in voting power of the shares of common stock issued, outstanding and entitled to vote at the annual meeting is necessary to establish a quorum for the transaction of business. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

Directors are elected by a plurality of votes cast by stockholders entitled to vote at the meeting. To be approved, any other matter submitted to our stockholders, including the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm and the approval of, on an advisory basis, the compensation of our named executive officers (as defined below), requires the affirmative vote of the majority in voting power of shares present in person or represented by proxy and voting on such matters at the annual meeting. A representative of our company will serve as the inspector of elections at the annual meeting.

Shares that abstain from voting as to a particular matter will be counted for the purpose of determining whether a quorum exists but with respect to “Proposal Two—Ratification of Selection of Independent Registered Public Accounting Firm” and “Proposal Three—Advisory Vote on Executive Compensation” will have the same effect as an “Against” vote. Shares held in “street name” by brokers, banks or other nominees who indicate on their proxy cards that they do not have discretionary authority to vote such shares as to a particular matter, which we refer to as “broker non-votes,” will be counted for the purpose of determining whether a quorum exists but will not have any effect upon the outcome of voting with respect to any matters voted on at the annual meeting. Brokers holding shares for clients who have not given specific voting instructions are permitted to vote in their discretion only with respect to “Proposal Two―Ratification of Selection of Independent Registered Public Accounting Firm.”

Stockholders may vote in person or by proxy. Voting by proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person. Any stockholder voting by proxy has the right to revoke the proxy at any time before the polls close at the annual meeting by giving our corporate secretary a duly executed proxy card bearing a later date than the proxy being revoked at any time before that proxy is voted or by appearing at the meeting and voting in person. The shares represented by all properly executed proxies received in time for the meeting will be voted as specified. If the shares you own are held in your name and you do not specify in the otherwise properly executed proxy card how your shares are to be voted, they will be voted in accordance with our board of directors’ recommendations. If any other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment. If the shares you own are held in “street name,” the broker, bank or other nominee, as the record holder of your shares, is required to vote your shares in accordance with your instructions. In order to vote your shares held in “street name,” you will need to follow the directions that your broker, bank or other nominee provides to you.

If your shares are registered directly in your name, you may vote:

•	By Internet. www.proxyvote.com. Please do not return a signed proxy card if you vote via Internet.
•	By Telephone. 1-800-690-6903. Please do not return a signed proxy card if you vote by telephone.
•	By Mail. Complete, date and sign the enclosed proxy card and mail it in the enclosed postage-paid envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
•	In Person at the Meeting. If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted in accordance with our board of directors’ recommendations.

If your shares are held in “street name” for your account by a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee explaining how to vote. If you plan to vote in person at the annual meeting, you should contact the broker, bank or other nominee that holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. A broker’s proxy card is not the form of proxy card enclosed with this proxy statement. You will not be able to vote shares you hold in “street name” at the annual meeting unless you have a proxy card from your broker issued in your name giving you the right to vote the shares.

Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Because we utilize the “householding” rules for annual meeting materials, stockholders who share the same address will receive only one copy of the annual meeting materials, unless we receive contrary instructions from any stockholder at that address. If you prefer to receive multiple copies of the annual meeting materials at the same address you share with other stockholders, additional copies will be provided to you promptly upon request. If you are a stockholder of record, you may obtain additional copies at the same address you share with other stockholders by calling us at 301-961-3400 or upon written request to Sucampo Pharmaceuticals, Inc., Attn: Investor Relations, 4520 East-West Highway, 3rd Floor, Bethesda, Maryland 20814. Eligible stockholders of record receiving multiple copies of the annual meeting materials can request householding by contacting us in the same manner.

If you are a beneficial owner and hold your shares in a brokerage or custody account, you can request additional copies of the annual meeting materials at the same address you share with other stockholders or you can request householding by notifying your broker, bank or other nominee.

Copies of this proxy statement, our Annual Report on Form 10-K and our annual report to stockholders are available at http://investor.proxy.sucampo.com.

STOCK OWNERSHIP INFORMATION

The following table sets forth information regarding the beneficial ownership of our class A common stock as of March 10, 2014 by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our class A common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

Our “named executive officers” as used herein refers to (i) Ryuji Ueno, M.D., Ph.D., Ph.D., our chief executive officer and chief scientific officer during fiscal year 2013; (ii) Cary J. Claiborne, our chief financial officer during fiscal year 2013; (iii) Thomas J. Knapp, our executive vice president, chief legal officer and corporate secretary; (iv) Stanley G. Miele, senior vice president of sales and marketing of Sucampo Pharmaceuticals, Inc. and president of Sucampo Pharma Americas, LLC; and (v) Andrew P. Smith, principal accounting officer of Sucampo Pharmaceuticals, Inc., and vice president, operations and finance of Sucampo AG, the three most highly-compensated executive officers other than our chief executive officer and chief financial officer who were serving as executive officers at the end of fiscal year 2013 and whose salary and bonus exceeded $100,000.  Also included as a “named executive officer” is Peter Lichtlen, M.D., Ph.D., former senior medical officer & former vice president of European operations of Sucampo AG. Dr. Lichtlen’s employment contract was not renewed in September 2013.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of our class A common stock. Shares of our class A common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 10, 2014 are deemed to be outstanding and beneficially owned by the person holding the option for the purpose of calculating the percentage ownership of that person but are not deemed outstanding for the purpose of calculating the percentage ownership of any other person. The information set forth below is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares. Except as otherwise noted, to our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Sucampo Pharmaceuticals, Inc., 4520 East-West Highway, 3rd Floor, Bethesda, Maryland 20814.

The following table sets forth the number of shares of our class A common stock beneficially owned by the indicated parties as of March 10, 2014.

	Number of Shares
	Beneficially Owned		Percentage of
Name and Address of Beneficial Owner	Class A		Total Voting Power
5% stockholders:
S&R Technology Holdings, LLC (1)	23,540,802		53.5%
7501 Wisconsin Avenue, Suite 600
Bethesda, Maryland 20814

S&R Foundation (2)	2,800,566		6.4
1623 28th Street, NW
Washington, DC 20007

R-Tech Ueno, Ltd. (3)	2,485,150		5.7
10F, NBF Hibiya Building
1-1-7 Uchisaiwaicho

Executive Officers and Directors:
Ryuji Ueno, M.D., Ph.D., Ph.D.	26,421,982	(4)	60.0
Cary J. Claiborne	28,090	(5)	*
Gayle R. Dolecek, P.D.	241,734	(6)	*
Thomas J. Knapp	128,300	(7)	*
Stanley G. Miele	82,400	(8)	*
Andrew P. Smith	11,000	(9)	*
William L. Ashton	106,633	(10)	*
Anthony C. Celeste	111,633	(11)	*
Daniel P. Getman	63,333	(12)	*
Barbara A. Munder	28,332	(13)	*
Maureen E. O'Connell	28,332	(13)	*
Kei S. Tolliver	21,299	(14)	*
All executive officers and directors as a group (12 persons)	27,338,365	(15)	62.0
______
*      Represents beneficial ownership or voting power of less than one percent.

(1)
Based on Schedule 13G/A filed on February 12, 2014 by S&R Technology Holdings, LLC. Voting and dispositive power with respect to the shares held by S&R Technology Holdings, LLC, or S&R, is shared by Drs. Ryuji Ueno and Sachiko Kuno, who are married to each other.

(2)	Consists of 2,800,566 shares of class A common stock held by S&R Foundation.

(3)
Based on Schedule 13G filed on February 14, 2008 filed by R-Tech Ueno, Ltd. Voting and dispositive power with respect to the shares held by R-Tech Ueno, Ltd., or R-Tech, is held by its board of directors, which consists of, Dr. Yukihiko Mashima, Tadashi Hayashi and Mitsunaga Tada and Tsuyoshi Miki. Drs. Ryuji Ueno and Sachiko Kuno, who are married to each other, directly and indirectly own a majority of the capital stock of R-Tech.

(4)
Consists of 148,530 shares of class A common stock held by Dr. Ueno, 23,540,802 shares of class A common stock held by S&R, 2,485,150 shares of class A common stock held by R-Tech and 247,500 shares of class A common stock issuable upon exercise of stock options exercisable on or within 60 days of March 10, 2014. Excludes 60,357 shares of class A common stock held by Dr. Kuno, who is Dr. Ueno’s spouse. See notes 1 and 3 above.

(5)
Consists of 2,194 shares of class A common stock held by Mr. Claiborne and 25,896 shares of class A common stock issuable upon exercise of stock options exercisable on or within 60 days of March 10, 2014.

(6)	Consists of 241,734 shares of class A common stock issuable upon exercise of stock options exercisable on or within 60 days of March 10, 2014.
(7)	Consists of 128,300 shares of class A common stock issuable upon exercise of stock options exercisable on or within 60 days of March 10, 2014.
(8)	Consists of 82,400 shares of class A common stock issuable upon exercise of stock options exercisable on or within 60 days of March 10, 2014.
(9)	Consists of 11,000 shares of class A common stock issuable upon exercise of stock options exercisable on or within 60 days of March 10, 2014.
(10)	Consists of 106,633 shares of class A common stock issuable upon exercise of stock options exercisable on or within 60 days of March 10, 2014.
(11)
Consists of 68,800 shares of class A common stock held by Mr. Celeste and 42,833 shares of class A common stock issuable upon exercise of stock options exercisable on or within 60 days of March 10, 2014.

(12)	Consists of 63,333 shares of class A common stock issuable upon exercise of stock options exercisable on or within 60 days of March 10, 2014.
(13)	Consists of 28,332 shares of class A common stock issuable upon exercise of stock options exercisable on or within 60 days of March 10, 2014.
(14)
Consists of 1,800 shares of class A common stock held by Ms. Tolliver and 19,499 shares of class A common stock issuable upon exercise of stock options exercisable on or within 60 days of March 10, 2014.

(15)	Consists of 1,030,792 shares of class A common stock issuable upon exercise of stock options exercisable on or within 60 days of March 10, 2014.

PROPOSAL ONE — ELECTION OF DIRECTORS

[As a result of the decision of Dr. Gayle Dolecek, a class 2 director, not to stand for re-election at the 2014 annual meeting. our board of directors authorized a reduction in number of members from eight members to seven members and believes that there is sufficient diverse expertise for proper oversight and that the additional expense of adding another director at this time is not warranted..] Our board of directors is classified meaning that each of our directors is designated to one of three classes and is elected to serve a three year term. This year our director nominees are being elected to serve as class 2 directors with terms expiring at the 2017 annual meeting. The class 1 directors have terms expiring at the 2016 annual meeting and the class 3 directors have terms expiring at the 2015 annual meeting. The number of directors in each class is set so that each class is as equal in proportion as possible based upon the overall number of directors. Our board of directors, based on the recommendation of our nominating and corporate governance committee, nominated two candidates, both of whom are currently in class 2, for election at the 2014 annual meeting.

At the 2014 annual meeting, stockholders will have an opportunity to vote for the two nominees for director listed below. The persons named in the enclosed proxy card will vote to elect these two nominees as directors, unless you withhold authority to vote for the election of any or all of these nominees by marking the proxy card to that effect. Each of the nominees has indicated his willingness to serve, if elected. However, if any of the nominees should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by our board of directors, or our board of directors may reduce the number of directors.

Board Recommendation

The board of directors recommends a vote “FOR” the election of each of the following director nominees.

Director Nominees

The following paragraphs provide information as of the date of this proxy statement about each director nominee. The information presented includes information about each such director, including his age, all positions and offices he holds with us, his length of service as a director, his principal occupation and employment for the past five years and the names of other publicly held companies of which he serves or has served as a director during the past five years. For information about the number of shares of common stock beneficially owned by our directors as of March 10, 2014, see “Stock Ownership Information” above.

There are no family relationships between any of our directors and executive officers. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to whom such person is to be selected as a director or nominee for election as a director.

Daniel P. Getman, Ph.D., age 58. Dr. Getman became a director in September 2011. Dr. Getman was the president of the Kansas City Area Life Sciences, Inc., or KCALSI, a nonprofit organization that strives to advance the life sciences in the Kansas City region from 2009 until his retirement in July 2012. Dr. Getman joined KCALSI from Pfizer, Inc., where he had been vice president, Pfizer global research and development and director of Pfizer’s St. Louis laboratories that employed 1,200 researchers, from 2003 to 2008. He played a significant role in establishing the Pfizer St. Louis laboratories as a critical component of that company’s global research organization focused on biotherapeutics, inflammation research and indications discovery. Prior to joining Pfizer, Dr. Getman worked at Pharmacia Corporation, a pharmaceutical company that merged with Pfizer in 2003, G.D. Searle & Company, or Searle, a company focused on life sciences, and Monsanto Company, then a life science company and now an agricultural company. At Pharmacia, he served as co-chair of exploratory development with responsibility for the early human clinical portfolio. At both Searle and Monsanto Company, he held a variety of positions including senior director, medicinal chemistry. His own research experience spans medicinal chemistry in the areas of arthritis, cancer and infectious diseases, including a large program on HIV Protease Inhibitors for AIDS that led to three separate licensing deals and two marketed products for AIDS patients; Lexiva® and Prezista®. He is currently a member of the National Council for Washington University’s School of Medicine and a member of the Manager’s Board for the Children’s Discovery Institute at St Louis Children’s Hospital and Washington University School of Medicine. He serves as a member of the BioPharma Catalyst program with the Wisconsin Alumni Research Foundation (WARF) to advance their technology to commercialization. In 2011 and 2012, he served as chairman for the Missouri Biotechnology Association (MOBIO). Dr. Getman earned a Ph.D. in Organic Chemistry from the University of Minnesota, in Minneapolis, and a B.S. in Chemistry from SUNY Buffalo. Our board of directors believes the characteristics that qualify Dr. Getman for service on our board of directors include his senior leadership positions within pharmaceutical and life science organizations along with his extensive experience in the commercialization of pharmaceutical products and his healthcare industry knowledge.

Peter Greenleaf, age 44. Mr. Greenleaf became our chief executive officer and a director since March 2014. Prior to his leadership of Sucampo, Mr. Greenleaf was CEO and Board member of Histogenics, a regenerative medicine company, from June 2013 through February 2014. From 2008 to June 2013, Mr. Greenleaf was employed by MedImmune LLC, the global biologics arm of AstraZeneca, where he most recently served as President. While at MedImmune, Mr. Greenleaf was instrumental in driving the expansion of MedImmune’s pipeline into over 120 clinical and pre-clinical programs and the commercialization of its marketed products. Mr. Greenleaf also served as President of MedImmune Ventures from January 2010 to June 2013, a wholly owned venture capital fund within the AstraZeneca Group, where he led investment in emerging biopharmaceutical, medical device, and diagnostic companies. Prior to serving as President of MedImmune, Mr. Greenleaf was the Chief Commercial Officer of the company, responsible for its commercial, corporate development and strategy functions. Mr. Greenleaf has also held senior commercial roles at Centocor Biotech, Inc. (now Jansen Biotechnology, Johnson & Johnson) from 1998 to 2006 and prior to that Boehringer Mannheim G.m.b.H. (now Roche Holdings) from 1996 to 1998. Mr. Greenleaf currently chairs the Maryland Venture Fund Authority, whose vision is to oversee implementation of InvestMaryland, a public-private partnership to spur venture capital investment in the state. Mr. Greenleaf is also a member of the board of directors of the Biotechnology Industry Organization (BIO), where he also serves on the Governing Board of the Emerging Companies Section. Mr. Greenleaf’s previous Board appointments include the University of Maryland Baltimore Foundation, Inc.; Rib-X Pharmaceuticals; LigoCyte Pharmaceuticals; and Corridor Pharmaceuticals. He received a Master of Business Administration degree from St. Joseph’s University and a Bachelor of Science degree from Western Connecticut State University. Our board of directors believes the characteristics that qualify Mr. Greenleaf for service on our board of directors include his leadership experience and extensive commercialization, strategic planning, and drug development experience in the biopharmaceutical industry.

Other Directors

The following paragraphs provide information as of the date of this proxy statement about each of the other directors.

William L. Ashton, age 63. Mr. Ashton became a director in October 2009. Beginning in 2013, Mr. Ashton is a principal at Harrison Consulting Group, Inc. Mr. Ashton was the founding dean of the Mayes College of Healthcare Business and Policy from 2005 to 2008 and is currently the senior vice president of external affairs at University of the Sciences in Philadelphia, Pennsylvania. From 1989 to 2005, Mr. Ashton held a number of positions at Amgen Inc., a biotechnology company, including vice president of U.S. sales and vice president of commercial and government affairs. Mr. Ashton currently serves on the boards of the Galena Biopharma, National Osteoporosis Foundation and Friends of the National Library of Medicine at the National Institutes of Health. Mr. Ashton holds a B.S., Education, from the California University of Pennsylvania and a M.A., Education, from the University of Pittsburgh. Our board of directors believes the characteristics that qualify Mr. Ashton for service on our board of directors include his leadership experience and judgment and his extensive sales and marketing experience in the pharmaceutical industry.

Anthony C. Celeste, age 75. Mr. Celeste became a director in October 2007. Mr. Celeste served as senior vice president of regulatory affairs for Kendle International, Inc., an international clinical research organization, from 2001 until his retirement in December 2009. Prior to that, he served as the president and chief executive officer of AAC Consulting Group, Inc., an independent, regulatory consulting firm, focusing on FDA matters from 1986 until its acquisition by Kendle International in February 2001. Prior to joining AAC Consulting in 1985, Mr. Celeste served for 25 years with the FDA, most recently as director of the Office of Regional Operations. Mr. Celeste holds a B.S. in chemistry from Fordham University. Our board of directors believes the characteristics that qualify Mr. Celeste for service on our board of directors include his leadership experience and judgment in the drug regulatory process, prior chief executive officer experience in the pharmaceutical consulting industry, scientific understanding of the life sciences industry, and knowledge of the pharmaceutical regulatory environment.

Gayle R. Dolecek, P.D., age 71. Dr. Dolecek became a director in August 2008. Dr. Dolecek became executive advisor, research and development affairs in September 2011, reflecting his employment status change to part-time employee. Prior to September 2011, Dr. Dolecek had been our senior vice president of research and development since May 2006. From August 1995 to April 2006, he was a senior consultant at AAC Consulting Group, Inc., an independent FDA consulting firm. Prior to 1995, Dr. Dolecek was an officer with the U.S. Public Health Service where he served in pharmacy and health service related positions. He completed his career with the government in the U.S. FDA as director of Compendial Operations in the Center for Drug Evaluation and Research. Dr. Dolecek received his B.S./P.D. in Pharmacy from the University of Maryland and an M.P.H. in Health Services and Planning from the University of Hawaii. Our board of directors believes the characteristics that qualify Dr. Dolecek for service on our board of directors include his leadership experience and judgment in managing and conducting clinical trials, extensive experience in drug research and development, and knowledge of the pharmaceutical regulatory environment.

Barbara A. Munder, age 68. Ms. Munder became a director in February 2013. Since 2005, Ms. Munder serves as senior advisor at Institutional Investor LLC, an international business-to-business publisher. From 2001 to 2005, she was executive director of the Institutional Investor Institute LLC and The Hedge Fund Institutional Forum, Institutional Investor LLC. From 2001 to 2002, she was a principal of Munder & Associates, a marketing- and web-strategy consulting firm. Also in 2001, Ms. Munder served as chief operating officer at Womenfuture LLC, a distance learning company, where she oversaw e-business strategy. From 1994 to 2000, Ms. Munder held various positions with The McGraw-Hill Companies, Inc., including senior vice president, new initiatives, with oversight for corporate-wide electronic commerce, and senior vice president, corporate affairs, with responsibility for branding, marketing, communications, and Washington affairs. Ms. Munder also serves as a director of PETsMART Inc. and Munder Realty Corporation, a private real estate firm. Additionally, she has been on the advisory board for DOAR, a private litigation information services and consulting firm; Izzo Systems, a manufacturer of ergonomically designed golf bags and straps; and Lighthouse International, a non-profit for the visually impaired. Ms. Munder holds a B.A. in political science from Elmira College and a M.B.A. in Finance from New York University, Stern School of Business Administration. Our board of directors believes the characteristics that qualify Ms. Munder for service on our board of directors include her senior leadership experience and judgment in the publishing, communications and electronic commerce industries.

Maureen E. O’Connell, age 52. Ms. O’Connell became a director in February 2013. Since 2007, Ms. O’Connell has been the executive vice president, chief administrative officer and chief financial officer at Scholastic Inc. Ms. O’Connell has overall responsibility for finance, human resources, information technology, customer service, facilities, supply chain, and manufacturing. From 2005 to 2006, she served as executive vice president and chief financial officer at Affinion Group, Inc., a leading affinity direct marketer of membership, insurance and loyalty programs. From 2002 to 2004, she held a series of progressively more responsible positions, including president and chief operating officer and executive vice president, chief financial and administrative officer at Gartner, Inc., a leading technology research and advisory firm. From 2000 to 2002, she worked at Barnes & Noble, as their executive vice president and chief financial officer. From 1998 to 2000, she was the chief financial officer and vice president at Publishers Clearing House. She worked as the senior vice president of finance and marketing analysis at BMG Direct from 1997 to 1998. From 1990 to 1997, she held a series of positions at Primedia, Inc., most recently as chief financial officer and senior vice president. Ms. O’Connell is a former member of the board of directors of Beazer Homes from 2002 to 2007, where she served as audit chair for most of her tenure. Ms. O’Connell holds a B.S. in Accounting and Economics from New York University, Stern School of Business Administration and is a Certified Public Accountant in the State of New York. Our board of directors believes the characteristics that qualify Ms. O’Connell for service on our board of directors include her senior leadership experience in finance and operations, including in particular her previous experience as a chief financial officer for seven companies.

Kei S. Tolliver, age 40. Ms. Tolliver has been since May 2008 the executive vice president of S&R Foundation, a Washington, D.C. based holding company whose mission is to provide support to global entrepreneurs and new businesses. She oversees overall operation of S&R Foundation. Ms. Tolliver also assists with the operation and the program management at S&R Foundation. From March 2006 until May 2008, Ms. Tolliver was our vice president of business development. From October 2004 to March 2006, she was our director of business development. She was closely involved with our initial public offering and acquisition of our overseas affiliates in the U.K. and Japan. From May 2002 to October 2004, Ms. Tolliver worked as our associate director of business development and was mostly involved in our global operations in the U.K. and Japan. During her time in Europe, she also initiated and oversaw the European clinical development of lubiprostone. In May of 1998, she became our first full-time employee. Ms. Tolliver holds a B.A., magna cum laude, in Political Science from West Virginia University, and has studied Business Management in the Center for Professional Development at Georgetown University. Ms. Tolliver recently earned a J.D. degree with honors from the Columbus School of Law at the Catholic University of America in Washington, D.C. and is a licensed attorney in the state of Maryland. Our board of directors believes the characteristics that qualify Ms. Tolliver for service on our board of directors include her deep knowledge of our company’s products and her global experience.

Executive Officers

On March 3, 2014, Dr. Ryuji Ueno resigned as Chairman and member of the board of directors as well as chief executive officer. On March 18, 2014, Dr. Ueno also resigned as chief scientific officer. Our executive officers and their respective ages and position(s) as of March 10, 2014 are as follows:

Name	Age	Position
Peter Greenleaf	44	Chief Executive Officer and member of the Board of Directors
Cary J. Claiborne	53	Chief Financial Officer
Ryuji Ueno, M.D., Ph.D., Ph.D.	60	Chief Scientific Officer, Co-Founder and Chairman Emeritus
Thomas J. Knapp	61	Executive Vice President, Chief Legal Officer and Corporate Secretary
Stanley G. Miele	50	Senior Vice President of Sales & Marketing of Sucampo Pharmaceuticals, Inc., and President of Sucampo Pharma Americas, LLC
Andrew P. Smith	51	Principal Accounting Officer of Sucampo Pharmaceuticals, Inc., and Vice President of Operations & Finance of Sucampo AG

Each of our executive officers serves until he or she resigns, retires or is otherwise removed or replaced.

Peter Greenleaf. For more information about Mr. Greenleaf, see ‘‘Other Directors’’ above.

Cary J. Claiborne. Mr. Claiborne joined us March 2011 as interim chief financial officer and was promoted to chief financial officer in October 2011. Prior to joining our company, he had been president, chief executive officer and a member of the board of directors of New Generation Biofuels, Inc., of Columbia, Maryland, a NASDAQ-listed biofuel technology company, as well as its chief financial officer from 2007 until 2011. From December 2004 to November 2007, Mr. Claiborne had been chief financial officer of Osiris Therapeutics, Inc., a NASDAQ-listed stem cell therapeutics company. From December 2001 to June 2004, he was vice president - financial planning and Analysis of Constellation Energy Group, an energy supply company. From April 2000 to November 2001, he was vice president - financial planning and analysis of The Home Depot, Inc. From July 1997 to March 2000, he was vice president - financial planning and analysis at MCI Corporation. Mr. Claiborne also held a series of progressively more responsible positions in financial management and senior management, including President and chief executive officer of New Enterprise Wholesale Services at GE Capital and GE since 1982. Mr. Claiborne is also a member of the board of directors of MedicAlert Foundation, where he also serves as the chair of the Finance Committee. Mr. Claiborne earned a B.A. in Business Administration from Rutgers University and a M.B.A. in Finance from Villanova University.

Ryuji Ueno, M.D., Ph.D., Ph.D. For more information about Dr. Ueno, see ‘‘Other Directors’’ above.

Thomas J. Knapp. Mr. Knapp joined our company in February 2010 as senior vice president, general counsel and corporate secretary and was promoted to executive vice president, chief legal officer and corporate secretary in March 2012. Previously he was of counsel at Exemplar Law Partners, LLC, and a partner and member at Knapp Law Firm beginning September 2008. From March 2003 to August 2008, he was deputy general counsel and then vice president, general counsel and corporate secretary at NorthWestern Corporation, an electric and natural gas transmission and distribution company. From January 2001 to December 2002, Mr. Knapp served as of counsel at Paul Hastings LLP (f/k/a Paul, Hastings, Janofsky & Walker LLP), a leading international law firm, in Washington, D.C. and from May 1998 to December 2000 as assistant general counsel at The Boeing Company in Seattle, Washington. Mr. Knapp also served as of counsel at Paul Hastings LLP, in Washington, D.C. from May 1996 to April 1998 and he served in various in-house positions, including as labor counsel at The Burlington Northern & Santa Fe Railway Company in Chicago, Illinois and Fort Worth, Texas from September 1980 to December 1995. Mr. Knapp earned a B.A., in Political Science at the University of Illinois-Urbana and a J.D. at Loyola University of Chicago School of Law.

Stanley G. Miele. Since October 2008, Mr. Miele has been our senior vice president of sales and marketing. In September 2009, he was named as president of Sucampo Pharma Americas, LLC. Previously, he had been promoted from vice president of sales and national director of sales, positions he held when he first joined our company in February 2006. From October 2005 to January 2006, Mr. Miele was the i-STAT executive sales manager for Abbott Diagnostics, a division of Abbott Laboratories, a global healthcare company, and from January 2003 to September 2005 he held a series of positions at Millennium Pharmaceuticals, a pharmaceutical company, and COR Therapeutics, a pharmaceutical company, prior to its acquisition by Millennium, including national sales director, cardiology. Previously, Mr. Miele was a sales representative with the Hospital Products Division of Abbott Laboratories, and at Syntex Labs, a pharmaceutical company. Mr. Miele earned a B.A. in Management/Communications from the University of Dayton.

Andrew P. Smith. Mr. Smith joined in February 2011 as Principal Accounting Officer of Sucampo Pharmaceuticals, Inc. and Director, Finance of Sucampo Pharma Europe, Ltd.  In January 2012, he was promoted to Vice President, Operations & Finance of Sucampo AG.  From June 2009 to February 2011, Mr. Smith provided consulting services on financial and accounting matters to Sucampo Pharma Europe, Ltd. From 2006 to 2009, Mr. Smith was Finance Director and Company Secretary of Retroscreen Virology, of London, England, Europe's leading contract virology research organization offering both clinical and analytical services. From 2004 to 2006, he was the Finance Director and Company Secretary-Europe at Clearlab, a division of 1-800 Contacts Inc. following Clearlab's 2004 acquisition of VisionTec CL Ltd., of which he was a co-founder and member of its Board of Directors. Prior to that, Mr. Smith held finance and accounting leadership positions at Biocompatibles, plc., Hydron Ltd., and Allergan Inc.'s UK-based subsidiary. Mr. Smith is a Chartered Global Management Accountant and a Fellow of the Chartered Institute of Management Accountants.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS,
BOARD STRUCTURE AND COMMITTEE COMPOSITION

General

Our board of directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. We are considered a “Controlled Company” under Rule 5615(c)(1) of the NASDAQ Listing Rules. Under the NASDAQ Listing Rules, a “Controlled Company” is a company in which more than 50% of the voting power for the election of directors is held by an individual, group or another company. Dr. Ryuji Ueno and Dr. Sachiko Kuno, directly and through companies they control, collectively own more than 50% of the voting power of our outstanding stock entitled to elect directors. Under Rule 5615(c)(2) of the NASDAQ Listing Rules, a Controlled Company does not need to have a majority of independent directors, and is not required to have independent directors determine executive compensation or select nominees to serve as directors. Even though we are not required to comply with the NASDAQ Listing Rules concerning independent directors, we have nonetheless established corporate governance policies by which we do comply with these rules. This section describes key corporate governance guidelines and practices that our board of directors has adopted. Complete copies of our corporate governance guidelines, audit committee charter, compensation committee charter, nominating and corporate governance committee charter, code of conduct and code of ethics are available on our website at www.sucampo.com under “For Investors—Corporate Governance.” Information on our website is not incorporated by reference in this Proxy Statement. Alternatively, you can request a copy of any of these documents by writing to Sucampo Pharmaceuticals, Inc., Attn: Corporate Secretary, 4520 East-West Highway, 3rd Floor, Bethesda, Maryland 20814.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of their duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which outline a framework for the conduct of our board of directors’ business, provide that:

•	our board of directors’ principal responsibility is to protect the interest of our stockholders and oversee the management of our company;
•	a majority of the members of our board of directors shall be independent directors;
•	the independent directors shall meet regularly in executive session;
•	directors have full and free access to management and, as necessary, independent advisors;
•	the nominating and corporate governance committee will conduct an annual evaluation of our board of directors and its committees to determine whether they are functioning effectively; and
•	the nominating and corporate governance committee will oversee an annual evaluation of executive succession plans.

Board Determination of Independence

Under Rule 5605(a)(2) of the NASDAQ Listing Rules, a director will only qualify as an independent director if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that the following current non-employee directors of our company (Messrs. Ashton and Celeste, Ms. Munder, Ms. O’Connell, and Dr. Getman), who collectively constitute a majority of our board of directors, and who would, upon election of Dr. Getman and Mr. Greenleaf, constitute a majority of our board of directors, are independent directors as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules and that none of these directors has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board of Directors Meetings and Attendance

Our board of directors met 6 times during the year ended December 31, 2013, either in person or by teleconference. During 2013, each of our directors attended at least 75% of the aggregate of the number of board or committee meetings held during the period for which he or she served. We currently do not have a policy with regard to board members’ attendance at our annual meetings of stockholders, but we generally encourage our board members to attend. All board members except Ms. O’Connell attended our 2013 annual meeting of stockholders.

Board Committees

Our board of directors has established three standing committees – audit, compensation and nominating and corporate governance – each of which operates under a charter that has been approved by our board of directors. Current copies of each committee’s charter are available on our website at www.sucampo.com under “For Investors—Corporate Governance.” Information on our website is not incorporated by reference in this Proxy Statement. Each committee is composed solely of members who are independent within the meaning of Rule 5605(a)(2) of the NASDAQ Listing Rules and will satisfy the other requirements for committee composition imposed by NASDAQ and the SEC. In addition, our board of directors has established the science & technology committee and commercialization committee with responsibilities set forth in their charters which are also available on our website and may from time to time establish one or more other committees with such responsibilities as may be delegated to them by our board of directors.

Audit Committee

Our audit committee consisted of Maureen E. O’Connell, William L. Ashton, Anthony C. Celeste and Barbara A. Munder, with Ms. O’Connell serving as the chair of the committee.

Our audit committee assists our board of directors in its oversight of the integrity of our financial statements, our independent registered public accounting firm’s retention, qualifications and independence and the performance of our independent registered public accounting firm.

Our audit committee’s responsibilities, as set forth in its written charter adopted by our board of directors, include:

•	appointing, evaluating, retaining, setting the compensation of, and assessing the independence of our registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from our independent registered public accounting firm;
•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures;
•	reviewing our company’s major financial and operational risks and management’s assessment, monitoring and control of those risks;
•	evaluating from time to time the necessity of adopting a formal internal audit function and overseeing that function, if adopted;
•	reviewing and approving all related party transactions on an ongoing basis;
•	establishing policies and procedures for the receipt and resolution of accounting related complaints and concerns;
•	meeting independently with our registered public accounting firm and management;
•	preparing the audit committee report required by SEC rules;
•	reviewing and reassessing the adequacy of its charter on an annual basis; and
•	performing an annual self-evaluation.

Our board of directors has determined that each member of the audit committee qualifies as an independent director under the applicable NASDAQ rules and the applicable rules and regulations of the SEC. Our board of directors has also determined that each member of the audit committee is financially literate under Rule 5605(a)(2)(A)(iv) of the NASDAQ Listing Rules and that Ms. O’Connell is qualified as an “audit committee financial expert” as defined by the SEC by virtue of her business experience described above. The audit committee met 15 times in 2013.

Compensation Committee

At the end of 2013, our compensation committee consisted of William L. Ashton, Barbara A. Munder and Daniel P. Getman, Ph.D., with Dr. Getman serving as the chair of the committee. In March 2014, Dr. Getman resigned as chair and Ms. Munder was appointed chair of the committee. Accordingly, our compensation committee currently consists of William L. Ashton, Daniel P. Getman, Ph.D. and Barbara A. Munder, with Ms. Munder serving as the chair of the committee.

Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers.

Our compensation committee’s responsibilities, as set forth in its written charter adopted by our board of directors, include:

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;
•	overseeing and administering, and making recommendations to our board of directors with respect to, our cash and equity compensation plans;
•	reviewing and evaluating the compensation plans and arrangements to ensure those plans and arrangements align with our company’s principal financial and operational risks;
•	overseeing the evaluation of the performance of our senior executives;

•	reviewing and making recommendations to our board of directors with respect to director compensation;
•	preparing the compensation committee report required by SEC rules;
•	reviewing and reassessing the adequacy of its charter from time to time; and
•	performing an annual self-evaluation.

Our board of directors has determined that each member of our compensation committee qualifies as an independent director under the applicable NASDAQ and SEC rules. The compensation committee met 10 times in 2013.  Information on our website is not incorporated by reference in this Proxy Statement.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consisted of William L. Ashton, Anthony C. Celeste and Daniel P. Getman, Ph.D., with Mr. Celeste serving as chair of the committee. In March 2014, Dr. Getman resigned as a member of the committee and Barbara A. Munder was appointed member of the committee. Accordingly, our nominating and corporate governance committee currently consists of William L. Ashton, Anthony C. Celeste and Barbara A. Munder, with Mr. Celeste serving as the chair of the committee.

Our nominating and corporate governance committee’s responsibilities, as set forth in its written charter adopted by our board of directors, include:

•
recommending to our board of directors the persons to be nominated for election as directors or to fill vacancies on our board of directors and to be appointed to each of our board of directors’ committees;

•	reviewing and making recommendations to our board of directors with respect to management succession planning;
•	identifying, reviewing and assessing board governance risks and developing a process to monitor and control those risks;
•	developing and recommending to our board of directors corporate governance principles and guidelines;
•	overseeing a periodic self-evaluation of our board of directors;
•	reviewing and reassessing the adequacy of its charter from time to time; and
•	performing an annual self-evaluation.

Our board of directors has determined that each member of our nominating and corporate governance committee qualifies as an independent director under the applicable NASDAQ rules. The nominating and corporate governance committee met 9 times in 2013.

Science and Technology Committee

Our science and technology committee consisted of Anthony C. Celeste, Daniel P. Getman, Ph.D., Gayle R. Dolecek, P.D. and Ryuji Ueno, M.D., Ph.D., Ph.D., with Dr. Getman serving as chair of the committee. In March 2014, Dr. Ueno resigned as member of the committee, Dr. Dolecek announced that he would no longer be on the committee as of the 2014 annual meeting date and in March 2014 Peter Greenleaf was appointed a member of the committee. Accordingly, our science and technology committee currently consists of Anthony C. Celeste, Daniel P. Getman, Ph.D., Gayle R. Dolecek, P.D. and Peter Greenleaf, with Dr. Getman serving as the chair of the committee.

Our science and technology committee’s responsibilities, as set forth in its written charter adopted by our board of directors, include:

•
reviewing, evaluating, and advising our board or directors and management regarding the long-term strategic goals and objectives, and the quality and direction, of our research and development programs;

•	evaluating the scientific, regulatory, patent and clinical feasibility of new product candidate selection and their advancement into early clinical development;
•	regularly reviewing our research and development pipeline;
•
partnering with the commercialization committee to ensure our research and development portfolios supports commercial strategies and goals with optimal product labels, new indications and candidate flow;

•
reviewing and advising our board of directors and management on our major technology positions and strategies relative to emerging technologies, emerging concepts of therapy and healthcare and changing market requirements;

•	monitoring and evaluating trends in research and development, and recommending to our board of directors and management emerging technologies for building our technological strength;
•
recommending approaches to acquiring and maintaining technology positions; advising our board of directors and management on the scientific aspects of major acquisitions and business development transactions;

•	periodically reviewing our overall patent strategies;
•	providing input to our compensation committee in setting targets and assessing results relative to targets with respect to research and development metrics in our incentive compensation programs; and

•	reviewing and reassessing the adequacy of its charter on an annual basis.

The science and technology committee is not required to meet the independence requirements under the applicable NASDAQ rules. The science and technology committee met 7 times in 2013.

Commercialization Committee

Our commercialization committee consisted of William L. Ashton, Maureen E. O’Connell, Kei Tolliver and Daniel P. Getman, Ph.D., with Mr. Ashton serving as chair of the committee. In March 2014, Peter Greenleaf was appointed as a member of the committee. Accordingly, our commercialization committee currently consists of William L. Ashton, Daniel P. Getman, Ph.D., Kei Tolliver, Peter Greenleaf and Maureen E. O’Connell, with Mr. Ashton serving as chair of the committee.

Our commercialization committee’s responsibilities, as set forth in its written charter adopted by our board of directors, include:

•	reviewing and recommending commercial transactions in excess of $10 million;
•	evaluating and providing advice to management on significant commercial matters and major partnerships and transactions;
•	recommending any new policies or directions that are required for business development and commercialization functions;
•	overseeing and recommending any significant commercial engagement strategies;
•	assessing commercial strategies, policies, and standards;
•	preparing any committee reports that may be required;
•
monitoring the performance of our business development and commercialization strategies, any financial obligations in relation to the commercial strategy, and providing input to our compensation committee on the annual corporate goals related to commercial activities; and

•	reviewing and reassessing the adequacy of its charter on an annual basis.

The commercialization committee is not required to meet the independence requirements under the applicable NASDAQ rules. The commercialization committee met 6 times in 2013.

Board Leadership Structure and Risk Oversight

Our board of directors regularly evaluates whether or not the roles of chairman of the board of directors and chief executive officer should be separate and, if they are to be separate, whether the chairman of the board of directors should be selected from the non-employee directors or be an employee of the company. The board of directors believes these issues should be considered as part of the board of directors’ broader oversight and succession planning process. Our board of directors has decided upon Dr. Ueno’s resignation from the board of directors and appointment of a new chief executive officer to select an independent member of the board of directors as chair of the board of directors. Currently, Dr. Getman serves as the chairman of our board of directors. Our board of directors believes that Dr. Getman is currently best situated to serve as chairman of our board of directors due to his scientific education and experience as well as his knowledge of our company’s products and technology.

Our corporate governance guidelines provide that in the event the chairman of our board of directors is not an independent director, a majority of our board’s independent directors may appoint an independent director, who has been nominated by the nominating and corporate governance committee, to serve as the lead independent director. Because our board of directors decided to select an independent member as the chair, Mr. Celeste resigned as lead independent director.

Companies face a variety of risks, including credit risk, liquidity risk and operational risk. Our board of directors believes an effective enterprise risk management, or ERM, system will timely identify the material risks that our company faces and through such ERM system management will communicate necessary information with respect to material risks to our board of directors or the relevant board committee, implement appropriate and responsive risk management strategies consistent with our company’s risk profile and integrate risk management into our company’s decision-making. Our entire board of directors oversees general risk management of our company and continually works, with the input of our executive officers, to assess and analyze the most likely areas of future risk for our company. Our board of directors also encourages management to promote a corporate culture that incorporates risk management into the corporate strategy and day-to-day business operations. Our audit committee focuses on oversight of the financial risks of our company and the steps management has taken to monitor and control such exposures. Our audit committee also oversees and approves all related party transactions. Our nominating and corporate governance committee annually reviews our company’s corporate governance guidelines and their implementation. Our compensation committee considers risks that may result from changes in compensation programs. Our science and technology committee considers risks that may result from changes in our pipeline development. Our commercialization committee considers risks that may result from changes in the commercialization of our marketed products. We believe that the leadership structure of our board of directors supports effective oversight of our company’s risk management.

Code of Conduct and Code of Ethics

Our board of directors adopted a Code of Conduct and reviews it annually. Our Code of Conduct sets forth standards of conduct for all of our officers, directors and employees and those of our subsidiary companies, including all full- and part-time employees and certain persons that provide services on our behalf, such as agents. Our Code of Conduct is available on our website at www.sucampo.com. Information on our website is not incorporated by reference in this Proxy Statement. We intend to post on our website any amendments to, or waivers from, our Code of Conduct.

Our board of directors also adopted a Code of Ethics for the chief executive officer and senior officers, which along with specific complaint procedures are available on our website at www.sucampo.com. Information on our website is not incorporated by reference in this Proxy Statement. We intend to post on our website any amendments to, or waivers from, our Code of Ethics for the chief executive officer and senior officers.

Executive and Director Compensation Process

Our compensation committee has implemented an annual review process for our executives pursuant to whom the committee approves annual salary increases, annual cash bonus amounts and annual stock option awards granted to our executives. Our compensation committee also has authority to issue other types of equity awards. Our chief executive officer and human resources manager prepare compensation recommendations regarding the compensation of each of our executive officers, other than our chief executive officer, and present these recommendations to our compensation committee for approval. Our compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our chief executive officer, evaluates the chief executive officer’s performance in light of these goals and objectives and determines the compensation of the chief executive officer based on this evaluation.

Our board of directors has delegated to our chief executive officer the authority to grant stock options to employees under our Amended and Restated 2006 Stock Incentive Plan, or the 2006 Stock Incentive Plan. This authority is limited insofar as our chief executive officer is not authorized to grant options to himself or to any other director or executive officer. In addition, in any one calendar year, our chief executive officer is not authorized to grant options with respect to more than 100,000 shares of our class A common stock or to grant to any person options with respect to more than 10,000 shares of our class A common stock. This authority was supplemented by the board of directors, as permitted by the 2006 Stock Incentive Plan, in 2011 for a one-time stock option grant for all employees, directors and certain contractors by requiring the following: (1) such options shall be on the terms set forth in the applicable form of stock option grant agreement as approved by our board of directors or our compensation committee on the date of the delegation; (2) the exercise price of a certain percentage of the options shall be equal to the closing price of our class A common stock on the date of the grant; (3) our chief executive officer shall not be authorized to grant (a) options to himself, any other “executive officer” of our company as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, any “officer” of our company under Rule 16a-1(f) of the Exchange Act, or any other person that our board of directors or our compensation committee may from time to time designate in writing, (b) in aggregate, in 2011, options with respect to more than 1,050,000 shares of our company’s class A common stock, or (c) to any person, in 2011, options with respect to more than 110,000 shares of our company’s class A common stock; and (4) our chief executive officer shall maintain a list of the options granted pursuant to this delegated authority and shall report to our compensation committee regarding the options granted, at such times and in such form as our compensation committee may from time to time request. This one-time 2011 stock option grant was approved to better align employee and stockholder interests during a transformational stage in our development.  In 2012, the delegation was further supplemented by reducing the options to be granted to any person from 110,000 to 100,000.

Our compensation committee has the authority to retain compensation consultants and other outside advisors to assist the committee in executing its responsibilities. Additional information about the process follows and decisions made by our compensation committee regarding executive compensation is included under the heading “Compensation Discussion and Analysis” below. Since 2009, the compensation committee has retained Radford, a global consulting practice focused on the compensation issues facing technology and life sciences companies at all stages of development, to assist in an overall evaluation of our director and executive compensation programs. Management has also used Radford from time to time to perform evaluations of our company’s compensation program for all other employees. Radford did not provide services in excess of $120,000 and the compensation committee did not delegate its authority to other persons.

Our board of directors as a whole determines the compensation to be paid to our board members.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to members of our board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of our nominating and corporate governance committee and our board of directors.

In considering whether to recommend any particular candidate for inclusion in our board of director’s slate of recommended director nominees, our nominating and corporate governance committee considers the candidate’s integrity, business acumen, commitment to understanding our business and industry, experience, conflicts of interest and the ability to act in the interests of all stockholders. Our nominating and corporate governance committee also considers the diversity of our board members and any candidates and nominees. Our board of directors or our nominating and corporate governance committee has not adopted any particular standard or policy with respect to diversity, but it considers varied backgrounds, experiences and perspectives in evaluating candidates, nominees and fellow directors. Our nominating and corporate governance committee does not assign specific weight to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our board of directors believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge, skills and abilities that will allow it to fulfill its responsibilities.

Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates by submitting the names of such candidates, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of any class of our common stock for at least a year as of the date such recommendation is made, to the Corporate Secretary, c/o Sucampo Pharmaceuticals, Inc., 4520 East-West Highway, 3rd Floor, Bethesda, Maryland 20814. Assuming that appropriate biographical and background material has been provided on a timely basis, our nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of our nominating and corporate governance committee or our board of directors, by following the procedures set forth under “Stockholder Proposals.”

Communicating with the Independent Directors

Our board of directors has adopted a process for stockholders and others to send communications to our board of directors and will give appropriate attention to written communications that are submitted by stockholders and other interested parties and respond if and as appropriate. The lead independent director or, if there is no lead independent director, the chairman of our board of directors is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Stockholders who wish to send communications on any topic to our board of directors should address such communications to Board of Directors, c/o Corporate Secretary, Sucampo Pharmaceuticals, Inc., 4520 East-West Highway, 3rd Floor, Bethesda, Maryland 20814.

Audit Committee Report*

As stated in its charter, among other responsibilities, the audit committee's role is to oversee our responsibility for the preparation, presentation, and accuracy of our financial statements, for the appropriateness of the accounting principles and reporting policies that are used by us, and for establishing and maintaining effective internal control over financial reporting. Our independent auditor is responsible for auditing our financial statements and the effectiveness of our internal control over financial reporting and for reviewing our unaudited interim financial statements.

The audit committee evaluates the independent registered public accounting firm’s performance, manages relations with our independent registered public accountants and evaluates policies and procedures relating to internal control systems. The audit committee’s functions are not intended to duplicate or to certify the activities of management and the independent public accountants. The audit committee serves as a board level oversight role in which it provides advice, counsel and direction to management and the independent public accountants on the basis of the information it receives, discussions with management and the independent public accountants, and its experience in business, financial and accounting matters.

The audit committee has reviewed our audited financial statements for the year ended December 31, 2013 and discussed them with our management and our independent registered public accounting firm.

The audit committee has received the written disclosures and the letter from our independent registered public accounting firm as required by the Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding their independence. We have discussed with our independent registered public accounting firm their independence from our company and our management. The audit committee has also concluded that the provision of the non-audit services to our company in 2013 was compatible with our independent registered public accounting firm’s independence.

In addition to the matters specified above, the audit committee discussed with our independent registered public accounting firm the overall scope, plans and estimated costs of their audit. The audit committee met with our independent registered public accounting firm periodically, with and without management present, to discuss the results of their examinations, the overall quality of the company’s financial reporting and their reviews of the quarterly and year-end financial statements and draft of the quarterly and annual reports.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013.

By the Audit Committee of the Board of Directors of
Sucampo Pharmaceuticals, Inc.

Maureen E. O’Connell, Chair
William L. Ashton
Anthony C. Celeste
Barbara A. Munder

______________

* The material in this report shall not be deemed to be “soliciting material”, or to be “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in any such filing.

RELATED PARTY TRANSACTIONS

R-Tech Ueno, Ltd.

We amended our manufacturing and supply agreement with R-Tech for the territory encompassed by the countries located in EU, Middle East, Africa, and their territories and possessions to reduce cost of goods for lubiprostone for each succeeding year of the remaining approximately eleven years of the agreement. We have not ordered any drug product from R-Tech at the new cost of goods price but anticipate such an order in 2014. Neither Dr. Ueno nor Dr. Kuno received any direct value from the transaction.

Pursuant to our exclusive supply agreements with R-Tech, R-Tech provides us with clinical and commercial supplies of all prostones under development. Drs. Ueno and Kuno directly and indirectly own a majority of the capital stock of R-Tech. Until March 3, 2014, Dr. Ueno was our chief executive officer and a member of our board of directors. Dr. Kuno and Dr. Ueno are married to each other.

During the year ended December 31, 2013, we ordered from R-Tech approximately $827,000 of clinical supplies, $194,000 of other research and development services and $14.9 million of commercial supplies under the terms of all the exclusive manufacturing and supply agreements between us and R-Tech. Neither Dr. Ueno nor Dr. Kuno received any direct value from the transaction.

We expect to continue to make payments to R-Tech, pursuant to our exclusive manufacturing and supply agreements, for 2014 and thereafter in the regular course of business. Neither Dr. Ueno nor Dr. Kuno will receive any direct value from the transaction.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant and a related person has a direct or indirect material interest. We consider a related person to be one of our executive officers, directors, director nominees or holders of 5% or more of our common stock, or the immediate family members of any of the foregoing.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief financial officer or the audit committee. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, our audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairperson of our audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by our audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by our audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, our audit committee will review and consider:

•	the related person’s interest in the related person transaction;
•	the approximate dollar value of the amount involved in the related person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the related person transaction without regard to the amount of any profit or loss;
•	whether the related person transaction was undertaken in the ordinary course of our business;
•	whether the terms of the related person transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the related person transaction; and
•
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is consistent with our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The compensation committee has structured our executive compensation program around our company’s pay-for-performance plan to ensure that there is a strong positive correlation between financial results, compensation for executives, and financial return to stockholders without encouraging excessive or inappropriate risk-taking. Our executive compensation program supports our vision and strategic priorities, and ensures that executives have a significant personal financial stake in our long-term health and growth.

The executive pay-for-performance plan provides a financial incentive for designated executives to successfully achieve established objectives, and compensates them according to measurements of their performance on agreed-upon targets. The compensation is divided into annual salary adjustments and short term incentive compensation. Annual merit salary increase is based on individual and departmental performance measured through the annual performance review process. Short term incentive compensation is tied to overall company performance and individual goals, which are included under the heading “Overall Plan for 2013” below, as established with input from our chief executive officer and our board of directors.

Because successful performance for executives is tied closely to the overall company performance, the short term incentive compensation is weighted more heavily on our company goals with a smaller focus on personal goals. As positions are graded further away from the executive level, the bonus compensation tied to personal goal attainment becomes greater as the goals set for those positions have less of an impact on overall company performance.

Compensation Philosophy

The primary goal of our executive compensation program has been to:

•	provide compensation levels sufficient to retain our existing executives and, when necessary, to attract new executives;
•	reward, on an annual basis, individual performance that promotes the success of our company; and
•	motivate our executives to achieve the critical financial, product and development milestones set by management and our board of directors.

In May 2013, we held a stockholder advisory vote on the compensation of our named executive officers, commonly referred to as the say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our named executive officers, with over 98.9% of stockholder votes cast in favor of our say-on-pay resolution. As we evaluated our compensation practices and talent needs throughout fiscal 2013, we were mindful of the strong support our stockholders expressed for our philosophy of linking compensation to our operating objectives and the enhancement of stockholder value. As a result, our compensation committee decided to retain our general approach to executive compensation, with a continued emphasis on short- and long-term incentive compensation that rewards our most senior executives when they deliver value for our stockholders. Additionally, at the May 2011 annual meeting, a majority of the shares voted recommended that we hold an annual advisory vote on the compensation of the named executive officers. Our compensation committee determined that we would follow the advisory vote to be responsive to stockholder preference and as it would be consistent with our approach to executive compensation. We plan to act in accordance with the 2011 vote on the frequency of the say-on-pay vote and will hold a say-on-pay vote annually.

Our executive compensation program includes features that reduce the possibility of the named executive officers, either individually or as a group, making excessively risky business decisions that could maximize short-term results at the expense of long-term value in the following manner:

•	our chief executive officer pay is aligned with our company’s performance and with stockholder return;
•	appropriately targets total compensation;
•	balanced between annual and long-term incentives;
•	long-term incentives are aligned to our company’s performance;
•	no option repricing without stockholder approval;
•	no hedging of our stock; and
•	stock ownership guidelines.

Role of Executive Officers in the Compensation Decisions

Our compensation committee approves all compensation decisions regarding the compensation of our executive officers. Our chief executive officer and the human resources department review the performance of our executive officers other than our chief executive officer and make recommendations to the compensation committee based on this review, including any annual salary increase, annual cash bonus amount and annual stock option awards. Our compensation committee can exercise their discretion in modifying any recommended adjustments or awards to executives. With respect to the chief executive officer, our compensation committee in its sole discretion determines the amount of any adjustments or awards.

Compensation Benchmarking

Since 2009 our compensation committee has engaged Radford to assist with an overall evaluation of our executive compensation programs, including compensation benchmarking. Radford completed studies with respect to our board of directors and executive compensation, which was approved by our compensation committee in March and August of 2013. In line with those studies, Radford recommended that we benchmark our executive compensation with a “Core Peer Group” comprised of 19 companies generally comparable to our company in headcount, revenues and market value which was further revised to make the comparable companies more in line with current headcount, revenues and market value. The final Core Peer Group, developed by Radford and approved by the compensation committee in August of 2013,  comprised 17 companies consisting of AMAG Pharmaceuticals, Anika Therapeutics, Astex Pharmaceuticals, Avanir Pharmaceuticals, VAVEO Pharmaceuticals, BioCryst Pharmaceuticals, Cornerstone Therapeutics, Depomed, Durect, Dyax, InterMune, Ligand Pharmaceuticals, Momenta Pharmaceuticals, Optimer Pharmaceuticals, Pozen, Vical, and Zogenix.

A compensation philosophy was established by our compensation committee to pay at the 50th percentile for all employees, which includes an analysis of total compensation, including cash and equity. A compensation strategy for those employees who fell below the 50th percentile and who met certain performance metrics would be to implement a combination of market adjustment and merit increases with the goal of achieving the 50th percentile within a two-year period. The overall goal of the compensation program is to build an attractive recruitment and retention brand. The philosophy to pay employees at the 50th percentile will allow us to be competitive in hiring the necessary talent while allowing employees who perform at a high level to grow their base salary through our merit pay for performance process. Along with this, a competitive pay strategy motivates employees to achieve strategic goals and milestones set forth by our executive team and approved by our board of directors during the strategic planning process.

The Elements of Our Executive Compensation Program

The key elements of our 2013 executive compensation program were:

•	cash compensation in the form of salary;
•	eligibility for an annual incentive cash bonus;
•	severance and change of control benefits; and
•	employment benefits, such as 401(k) plan matching payments and health and life insurance.

We believe that each of these elements, and all the elements together, must be competitive in order to meet our primary goal of retaining our executives and, when necessary, attracting new executives. Potential employees and existing employees will compare the overall compensation package available at our company to the overall compensation packages offered by other potential employers as they decide whether to join us in the first place and whether to stay with us after they do join. Accordingly, we have attempted to maintain our overall compensation packages at levels sufficient to retain our current executives and attract new ones.

Our executive compensation program incorporates elements of incentive compensation rewards for both short-term and long-term contributions. Short-term incentive compensation has historically taken the form of eligibility for annual cash bonus payments. Long-term incentives have historically taken the form of eligibility for stock option grants, which are designed to reward executives for, and align their financial interests with, the longer term success of our company as reflected in appreciation of our stock value.  We did not issue new stock option grants to our executives in 2013.

We have not adopted any formal or informal policy for allocating compensation between long-term and short term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. We view each of the elements of our compensation program as related but distinct. Our decisions about each individual element do not necessarily affect the decisions we make about other elements. For example, we do not believe that significant compensation derived from one element of compensation, such as equity awards, should necessarily negate or reduce compensation from other elements.

Under the direction of the compensation committee, our company has entered into employment agreements with each of its executive officers and other senior management positions. These agreements all had an initial term of one year, with a provision for successive one-year renewals unless either party gives notice to the other that the agreement will not be renewed. These agreements were revised at year end 2013 to make the necessary 409A revisions but also to have the terms of all such agreements run from January 1, 2013 through June 1, 2014 after which time the agreements will then be subject to successive one-year renewals as described above.

2013 Base Salary Levels

In accordance with overall productivity achievements for 2013, we decided not to pay merit increases for 2013; our compensation committee did not review our overall performance and the individual performance of the executives for 2012 in order to determine 2013 base salaries of our executive officers.

The following table sets forth the comparison of the 2012 and 2013 base salaries of our named executive officers.

Name	2012 Base Salary	2013 Base Salary	Percentage Increase of Base Salary
Ryuji Ueno, M.D., Ph.D., Ph.D.	$586,710	$586,710	0.0%
Cary J. Claiborne	$332,210	$332,210	0.0%
Thomas J. Knapp	$335,000	$335,000	0.0%
Peter Lichtlen, M.D., Ph.D.	$326,992	$326,992	0.0%
Stanley G. Miele	$240,000	$240,000	0.0%
Andrew P. Smith (1)	$270,053	$273,946	1.4%
________
(1) Mr. Smith is paid in Swiss francs and his base salaries are converted to U.S. dollars. As measured in Swiss francs, Mr. Smith's base salary did not increase from 2012 to 2013. The increase shown is the result of exchange rate fluctuations.

As with the other named executive officers, Dr. Ueno’s base salary of $586,710 for 2013 remained constant but was higher than the median base salary for chief executive officers in the peer group companies as measured in 2012. Our compensation committee believed that, because of the multiple roles, as our chief executive officer and our chief scientific officer, and responsibilities assumed by Dr. Ueno, he should be compensated more highly than the median salary of other chief executive officers in similar companies.

2013 Annual Cash Incentive Bonus Program

In early 2013, our compensation committee approved 19 corporate goals, including seven reach goals, and the percentage of each goal that collectively constitute 100% of the corporate goals. The achievement of all or any of these corporate goals is a heavily weighted factor in determining the executives’ annual bonuses. Our compensation committee determined that Dr. Ueno’s individual goals for 2013 would be the company’s corporate goals. The other executives developed 2013 individual goals for themselves in consultation with Dr. Ueno. The achievement of the individual goals is also a factor in determining the executives’ annual bonus. Because the executives have more influence over our ability to meet corporate goals than other employees, their bonus percentage is more heavily weighted on our achievement of each of the 2013 corporate goals.

For each executive, a bonus target for 2013 was established equal to a percentage of his or her annual salary as follows:

Overall Plan for 2013

		Bonus Weightings
Position	Bonus Target	Corporate Performance	Individual Performance	Maximum Bonus Payout
Ryuji Ueno, M.D., Ph.D., Ph.D., chief executive officer	50% of base salary	100%	0%	115% of target bonus

Cary J. Claiborne, chief financial officer	40% of base salary	70%	30%	115% of target bonus
Thomas J. Knapp	40% of base salary	70%	30%	115% of target bonus
Stanley G. Miele	40% of base salary	70%	30%	115% of target bonus
Andrew P. Smith	35% of base salary	70%	30%	115% of target bonus

Other executives	30% of base salary	70%	30%	115% of target bonus

In early 2014, our compensation committee assessed our company’s performance against the 2013 corporate goals and approved an overall achievement level of 91.5%, as summarized in the table below. They also assessed the individual performance of Dr. Ueno against the corporate goals and approved the 2013 incentive bonus payout to Dr. Ueno as reflected in the table “2013 Incentive Bonus Payouts.” Our compensation committee approved Dr. Ueno’s recommendations for the individual performance ratings for the executives other than our chief executive officer based on their individual goals and our company’s goals. The bonuses were paid in February 2014 following our compensation committee’s assessments and approvals.

We have disclosed the specific target of each of the goals as they are based on strategic components but have not disclosed the actual amounts as such disclosure would cause material commercial harm to the Company. The material commercial harm arises from the entry of a new competitor for our principal commercial product that could be in the position to determine pricing, sales penetration and market share. None of the performance information excluded contained sales or earnings targets.

The following tables summarize our 2013 corporate goals established by our compensation committee and the amount of bonuses actually paid in 2013 and 2014 with respect to 2013 performance.

Corporate Performance Goals for 2013

		Goal	Actual Goal Achievement	Actual Goal Achievement Percentage
Financials
1)	AMITIZA
	a.	Full year royalty revenue in line with budget	Achieved	7.5%
	b.	Gross product sales in Japan in line with budget	Achieved	7.5%
	c.	Launch in the U.K., achieve NICE endorsement and obtain reimbursement price in line with budget	Did not achieve	0.0%

2)	RESCULA
	a.	Gross sales for RESCULA over budget	Did not achieve	0.0%

3)	Other
	a.	Manage cash to budget	Achieved	10.0%
	b.	G&A and S&M expenses under budget	Achieved	10.0%
	c.	Net income over budget	Achieved	10.0%

4)	Reach Goals
	a.	Full year royalty revenue or gross product sales in Japan for AMITIZA over budget	Achieved	5.0%
	b.	Gross sales for RESCULA over budget	Did not achieve	0.0%
	c.	Manage cash over budget	Achieved	5.0%

Pipeline
5)	AMITIZA
	a.	Obtain sNDA for OIC non-cancer in the U.S.	Achieved	5.0%
	b.	Achieve first patient first visit in phase 3 program for pediatric functional constipation	Achieved	3.0%
	c.	File MMAs in the U.K. and Switzerland for OIC	Achieved	3.0%
	d.	File sNDA for the liquid formulation	Did not achieve	0.0%
	e.	File for apporoval in one European Union country	Did not achieve	0.0%

6)	RESCULA
	a.	Life cycle management	Achieved	3.0%
	b.	File for orphan drug status in the European Union	Achieved	2.0%

7)	Cobiprostone for Oral Mucositis
	a.	Complete phase 1a	Achieved	2.0%
	b.	Initiate phase 1b/2a	Partially achieved	1.5%
	c.	Initiate phase 1 for upper respiratory	Did not achieve	0.0%

8)	Lumbar Spinal Stenosis
	a.	Complete phase 2a	Achieved	2.0%
	b.	Initiate phase 1b	Did not achieve	0.0%

Partnering
9)	Strategic Incentives
	a.	Partnership developments	Did not achieve	0.0%
	b.	Obtain milestone for partnership developments	Did not achieve	0.0%

Shareholder Value
10)	Shareholder Value
	a.	Obtain certain percentage increase over the NBI index percentage increase	Achieved	10.0%
11)	Reach Goal
	a.	Obtain an additional percentage better than the NBI index	Achieved	5.0%
				91.5%

2013 Incentive Bonus Payouts

Based on the achievement of our 2013 corporate performance goals and the individual performance of our executives, our compensation committee approved the following incentive compensation awards:

Name	Bonus Target	Final Bonus	Percentage of Bonus Target
Ryuji Ueno, M.D., Ph.D., Ph.D.	$293,355	$269,452	92%
Cary J. Claiborne	$132,884	$127,459	96%
Thomas J. Knapp	$134,000	$126,512	94%
Peter Lichtlen, M.D., Ph.D. (2)	$98,098	$75,135	77%
Stanley G. Miele	$96,000	$92,081	96%
Andrew P. Smith (1)	$95,881	$94,374	98%
______________________
(1) Mr. Smith is paid in Swiss francs and his wages are converted to U.S. dollars. As measured in Swiss francs, Mr. Smith's Final Bonus was 96% of his Bonus Target. The additional 2% is the result of exchange rate fluctuations.
(2) Dr. Lichtlen’s employment contract was not renewed in September 2013.  Consequently, his Final Bonus was pro-rated and his actual Percentage of Bonus Target was 93%.

The bonus weight varied by position as reflected in the “Overall Plan for 2013” chart above. For the 2013 performance review process, we utilized the overall review rating to calculate individual goals to determine payout and used the 91.5% overall achievement level that had been established for the corporate goals. The combination of these two calculations established the percentage of bonus target indicated in the chart above.

Equity Incentives

Historically, we have awarded a limited number of stock options. As a result, we believe the equity incentive portion of our executive compensation package is relatively small compared to other companies in our peer group. Stock option awards are typically made upon hire and at the time of promotion. The number of stock options awarded is based on a market assessment of the new employee’s position and the promoted employee’s new position. These stock options vest on a durational stock schedule commensurate with the employee’s hire/promotion date.

We have equity ownership guidelines for our executive officers as described in our corporate governance guidelines. For performance-based shares, the chief executive officer and the executive officers would continue to own shares in an amount equivalent to 50% of any net gain on the exercise of any such shares and such individuals would have five years from 2011 to achieve such ownership holdings. Our executive officers are currently in compliance.

Pledging and Hedging Policies

We have within the Insider Trading Policy provisions that address hedging or pledging company securities. Directors, officers and employees are prohibited from hedging or pledging company securities unless pre-cleared by the chief compliance officer and the board of directors.

Clawback Policy

Though we do not have a specific clawback policy such recoupment may be available under our code of conduct which applies to directors, officers, employees and others.  We await further guidance from the US Securities and Exchange Commission before we adopt a specific clawback policy.

Employee Benefits

Each executive has the opportunity to participate in our 401(k) plan, which provides a 50% match on every dollar contributed by any participating employee up to 10% of his or her compensation or up to the maximum annual contribution allowed by law. In addition, every executive has the opportunity to select insurance coverage at the same cost as every other employee, including health and life insurance. We pay the premiums for the life insurance benefit for each executive and up to 80% of the premiums for the health insurance benefit. We also pay for parking at our headquarters for each of our employees and executives.

Severance and Change of Control Benefits

Pursuant to employment agreements with our named executive officers, each is entitled to specified benefits in the event of a change of control of our company or the termination of the employment of the executive under specified circumstances. We have provided estimates of the value of these severance and change of control benefits under various circumstances under “Potential Payments upon Termination or Change of Control” below. The goal of these benefits is not only to recognize the value that key positions provide to the organization but also to serve as a recruitment and retention tool to ensure that we attract and retain such key talent.

Severance Arrangements with Our Former Senior Medical Officer and VP of European Operations

On September 14, 2013, we did not renew the employment contract with Peter Lichtlen, M.D., Ph.D., our former senior medical officer and vice president of European operations. At that time, we entered into a consulting agreement with him to provide senior medical officer and related services to us until March 31, 2014 at a minimum number of hours per month and at a fixed hourly rate. We have amended the consulting agreement to extend the term until June 30, 2014.

Future Base Salary Levels

Our compensation committee has reviewed the 2014 base salaries of the executive officers in February 2014. The annual increases reflect the consideration of our overall financial and operating performance in the prior year, our company-wide target for base salary increases for all employees and other factors deemed relevant by our compensation committee. The new base salaries became effective in March 2014.

The following table sets forth the comparison of the 2013 and 2014 base salaries of our named executive offers.

Name	2013 Base Salary	2014 Base Salary	Percentage Increase of Base Salary
Ryuji Ueno, M.D., Ph.D., Ph.D.	$586,710	$606,658	3.4%
Cary J. Claiborne	$332,210	$343,505	3.4%
Thomas J. Knapp	$335,000	$343,710	2.6%
Stanley G. Miele	$240,000	$248,160	3.4%
Andrew P. Smith (1)	$273,946	$295,640	7.9%
__________
(1) Mr. Smith is paid in Swiss francs and his base salaries are converted to U.S. dollars. As measured in Swiss francs, Mr. Smith's base salary increased 3.4% from 2013 to 2014. The additional 4.5% increase is attributable to exchange rate fluctuations.

Executive Compensation

Summary Compensation

The following table sets forth the total compensation earned for the years ended December 31, 2013, 2012, and 2011 by our named executive officers for the year ended December 31, 2013.

Summary Compensation Table

Name and Principal Position (1)	Year	Salary	Bonus	Option Awards (2)	Non-Equity Incentive Plan Compensation		All Other Compensation		Total
Ryuji Ueno, M.D., Ph.D., Ph.D.	2013	$593,480	-	-	$269,452		$2,700	(4)	$865,632
Chief executive officer, chief	2012	$588,967	-	-	$217,918	(3)	$2,700	(4)	$809,585
scientific officer and director	2011	$581,259	-	$926,700	$234,684		$2,700	(4)	$1,745,343

Cary J. Claiborne	2013	$336,043	-	-	$127,459		$7,067	(5)	$470,569
Chief financial officer	2012	$319,189	-	-	$94,321	(3)	$9,858	(5)	$423,368
	2011	$62,192	-	$268,289	$28,770		$3,247	(5)	$362,498

Thomas J. Knapp	2013	$338,865	-	-	$126,512		$1,680	(4)	$467,057
Executive vice president, chief	2012	$333,415	-	$44,354	$96,211	(3)	$1,680	(4)	$475,660
legal officer and corporate	2011	$322,923	-	$208,647	$76,512		$1,680	(4)	$609,762
secretary

Peter Lichtlen, M.D., Ph.D.	2013	$242,760	-	-	$66,599		$248,436	(9)	$557,795
Senior medical officer and vice	2012	$328,030	-	-	$75,135	(11)	$38,663	(9)	$441,828
president of European
operations of Sucampo AG (10)

Stanley G. Miele	2013	$242,769	-	-	$92,081		$15,259	(6)	$350,109
Senior vice president of sales &	2012	$240,923	-	-	$67,256	(3)	$17,553	(6)	$325,732
marketing of Sucampo	2011	$241,246	-	$263,890	$55,512		$8,250	(6)	$568,898
Pharmaceuticals, Inc., and
President of Sucampo Pharma
Americas, LLC

Andrew P. Smith	2013	$273,946	-	-	$94,374		$37,594	(7)	$405,914
Principal accounting officer of
Sucampo Pharmaceuticals, Inc.,
and vice president, operations
& finance of Sucampo AG (8)

___________________
(1) The information in the table reflects the year the executive officers became named executive officers.
(2) Amounts represent the aggregate grant date fair value of option awards computed in accordance with FASB Accounting Standards Codification Topic 718. The assumptions used in valuing these options awards are described under the caption "Employee Stock-Based Compensation" in note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013. Unlike the amount reflected in our consolidated financial statements, however, this amount does not reflect any estimate of forfeitures related to service-based vesting. Instead, it assumes that the executive will perform the requisite service to vest in the award.

(3) Paid in December 2012.
(4) Represents parking expenses for 2013, 2012 and 2011.
(5) Includes $1,680, $1,680 and $420 in parking expenses, and $5,387, $8,178 and $2,827 in matching contributions under the 401(K) for 2013, 2012 and 2011, respectively.
(6) Includes $8,750, $8,500 and $8,250 in matching contributions under the 401(K) plan for 2013, 2012 and 2011, respectively. Additionally, includes $6,509 and $9,053 of housing allowance in 2013 and 2012, respectively.

(7) Includes matching contributions under the 401(K) plan of $35,577 and housing allowance of $2,017.
(8) Mr. Smith joined our company in February 2011 as principal accounting officer of Sucampo Pharmaceuticals Inc., and director of finance of Sucampo Pharma Europe, Ltd.
(9) Includes $27,157 and $35,088 in matching pension contributions in 2013 and 2012, respectively, and $3,575 in housing allowance in 2012.  Additionally, in 2013, Dr. Lichtlen was paid a one-time severance payment of $109,864, and consulting fees of $111,416.

(10) Dr. Lichtlen joined our company in June 2011 as senior medical officer and vice president of European operations of Sucampo AG. Dr. Lichtlen's employment contract was not renewed in September 2013.

(11) Paid in January 2013.

Information Regarding Option Grants and Other Plan-Based Awards

The following table sets forth additional information regarding the plan-based awards we granted to our named executive officers in the year ended December 31, 2013.

2013 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards		All Other Option Awards: Number of Shares of Class A Common Stock Underlying Options	Exercise Price of Option Awards	Grant Date Fair Value of Option Awards
Name	Grant Date	Target (1)	Maximum (1)	(#)	($/sh)	($) (2)
Ryuji Ueno, M.D., Ph.D., Ph.D.		$293,355	$337,358	-	$-	$-
Cary J. Claiborne		$132,884	$152,817	-	-	-
Thomas J. Knapp		$134,000	$154,100	-	-	-
Peter Lichtlen, M.D., Ph.D.		$98,098	$112,812	-	-	-
Stanley G. Miele		$96,000	$110,400	-	-	-
Andrew P. Smith		$95,881	$110,263	-	-	-
___________
(1)
These columns reflect the target and maximum amount of each executive's potential cash incentive bonus for 2013. The actual amounts of these cash incentive bonuses paid in March 2014 are reflected in the "Non-Equity Incentive Plan Compensation" column of the summary compensation table.

(2)
The assumptions used in valuing the option awards we granted during 2013 are described under the caption “Employee Stock-Based Compensation” in Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013. The amounts shown in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB Accounting Standards Codification Topic 718. Unlike the amount reflected in our consolidated financial statements, however, this amount does not reflect any estimate of forfeitures related to service-based vesting. Instead, it assumes that the executive will perform the requisite service to vest in the award.

Outstanding Equity Awards

The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2013. All of these options were granted either under our Amended and Restated 2001 Stock Incentive Plan, or 2001 Stock Incentive Plan, or our Amended and Restated 2006 Stock Incentive Plan. Our named executive officers did not hold restricted stock or other stock awards at the end of 2013.

           Outstanding Equity Awards at 2013 Fiscal Year-End

	Number of Shares of Class A Common Stock Underlying Unexercised Options
Name	Exercisable	Unexercisable (1)		Option Exercise Price	Option Expiration Date
Ryuji Ueno, M.D., Ph.D., Ph.D.	85,000	85,000	(2&10)	$4.41	5/2/2021
	120,000	180,000	(3&10)	$4.41	5/2/2021
Cary J. Claiborne	-	2,000	(2)	$4.41	5/2/2021
	2,400	3,600	(3)	$4.41	5/2/2021
	-	25,880	(4)	$4.07	10/17/2021
	27,496	46,584	(3)	$4.07	10/17/2021
Thomas J. Knapp	30,000	10,000	(5)	$3.49	2/19/2020
	30,000	10,000	(6)	$3.68	12/8/2020
	7,200	7,200	(2)	$4.41	5/2/2021
	42,500	63,750	(3)	$4.41	5/2/2021
	2,500	7,500	(7)	$7.63	3/28/2022
Peter Lichtlen	-	27,200	(8)	$4.27	6/1/2021
	-	51,000	(3)	$4.27	6/1/2021
Stanley G. Miele	20,400	-		$10.00	5/1/2016
	20,000	-		$14.12	12/11/2017
	9,000	-		$6.45	5/12/2019
	5,000	-		$4.98	9/14/2019
	10,000	10,000	(9)	$3.68	12/8/2020
	12,000	12,000	(2)	$4.41	5/2/2021
	-	75,000	(3)	$4.41	5/2/2021
Andrew P. Smith	-	22,000	(2)	$4.41	5/2/2021
	-	39,600	(3)	$4.41	5/2/2021

_____________
(1) The options shown in this column represent outstanding stock options that are not yet vested and exercisable.
(2) 1/2 of these options vest on May 2, 2014, and 1/2 vest on May 2, 2015.
(3) Market condition options (a) vest in certain percentages based on the attainment of specific stock price targets over a 30-day trading period so long as the individual is in continuous service with us on each such date, (b) have an exercise price equal to the closing price of the our class A common stock on the Nasdaq Global Market on the date of grant, and (c) must vest within a term of four years from such date. These options must be exercised within a term of ten years from the date of grant. The percentages and target prices are: 40.0% at $8.00 per share, 40.0% at $12.00 per share and 20.0% at $16.00 per share. We determined that the market condition options should be classified as equity instruments, and selected, in accordance with GAAP, a lattice option-pricing model to estimate the fair value of those options. A lattice option-pricing model produces an estimated fair value of the option based on the assumed changes in the price of the underlying share over successive periods of time.

(4) These options vest on October 17, 2014.
(5) These options vest on February 19, 2014.
(6) These options vest on December 8, 2014.
(7) 1/3 of these options vest on March 28, 2014, 1/3 vest on March 28, 2015, and 1/3 vest on March 28, 2016.
(8) 1/2 of these options vest on June 1, 2014 and 1/2 vest on June 1, 2015.
(9) These options vest on December 8, 2014.
(10) Effective March 18, 2014, Dr. Ueno resigned from the Company and no longer maintains an employment or consulting relationship with the Company or any of its subsidiaries.  Accordingly, vesting of any unexercisable options will cease 90 days from his resignation date.

Option Exercises and Stock Vesting

The following table sets forth information regarding stock option exercises by our named executive officers during 2013. None of our named executive officers held restricted stock or other stock awards, or had any such awards vest, during 2013.

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise
Ryuji Ueno, M.D., Ph.D., Ph.D.	-	-
Cary J. Claiborne	31,440	$133,719
Thomas J. Knapp	-	-
Peter Lichtlen, M.D., Ph.D.	61,200	$218,188
Stanley G. Miele	105,000	$477,639
Andrew P. Smith	48,400	$192,378

Potential Payments upon Termination or Change of Control

Our named executive officers are entitled, under their employment agreements, to specified benefits in the event of the sale or merger of our company or the termination of their employment under some circumstances. These benefits as of December 31, 2013 were the following:

•
In the event that our company is acquired, is the non-surviving party in a merger, or sells all or substantially all of its assets, or in the event of the death of the executive, all of the then-unvested restricted stock and stock options issued to him or her shall immediately vest in accordance with the terms of the 2006 Stock Incentive Plan.

•
Upon termination or non-renewal by us of the executive’s employment without cause or upon the disability of the executive, or upon termination by the executive for specified good reasons, including diminution of authority and duties, the executive will be entitled to receive a severance benefit of a lump sum payment equal to a specified number of months of current base salary and to receive reimbursement for the cost of continued health insurance coverage for a specified period of months. In these circumstances, Dr. Ueno will be entitled to receive a severance benefit of a lump sum payment equal to six months of base salary and to receive reimbursement for the cost of continued health insurance coverage for a period of six months after termination. Our other executives will be entitled to receive a severance benefit of a lump sum payment equal to six months of base salary and to receive reimbursement for the cost of continued health insurance coverage for a period of six months after termination.

•
If the executive is terminated other than for cause within 18 months after a change in control of our company, he or she will be entitled to receive a severance benefit of a lump sum payment equal to a specified number of months of current base salary. Dr. Ueno and our other executives will be entitled to receive a severance benefit of a lump sum payment equal to 12 months of their base salary.

The payment of severance benefits to any of our named executive officers is, in all cases, conditioned upon our receipt of a release of claims from such named executive officer.

Under the Amended and Restated 2006 Stock Incentive Plan, in the event of any merger or consolidation, a share exchange transaction or any liquidation or dissolution of our company, our compensation committee with approval of our board of directors may undertake any of the following actions with respect to our employees:

•	provide that any award of the stock options shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);
•	provide that the unexercised options or other unexercised awards shall become exercisable in full;
•	provide that any restrictions applicable to an award shall lapse, in whole or in part, prior to or upon such change of control;
•
receive upon consummation of the change of control a cash payment for each share surrendered equal to the acquisition price times the number of shares minus the aggregate exercise price of shares underlying all such outstanding options;

•	provide that, in connection with a liquidation or dissolution of our company, the options awards shall convert into the right to receive liquidation proceeds; and
•	any combination of the foregoing.

Potential Benefits upon Sale of Our Company or Executive’s Death

The following table sets forth an estimate of the benefits that our named executive officers would be entitled to receive assuming that our company was acquired, was the non-surviving party in a merger or sold all or substantially all of its assets, or upon the death of the executive, in each case assuming that the applicable triggering event occurred as of December 31, 2013.

Name	Option Shares as to Which Vesting Accelerated (1)	Value of Option Acceleration (2)
Ryuji Ueno, M.D., Ph.D., Ph.D.	265,000	$1,322,350
Cary J. Claiborne	78,064	$414,177
Thomas J. Knapp	98,450	$483,616
Stanley G. Miele	97,000	$491,330
Andrew P. Smith	61,600	$307,384

_________________
(1) Reflects shares as to which options were unvested at December 31, 2013.
(2) Based on the number of shares as to which options were unvested at December 31, 2013 multiplied by the difference between $9.40, the closing price per share at December 31, 2013, and the per share exercise price of each option.

Potential Benefits upon Termination Without Cause, Upon Disability or With Good Reason.

The following table sets forth an estimate of the benefits that would have accrued to each of our named executive officers assuming that we had terminated the executive’s employment without cause, other than within 18 months after a change of control as discussed in the following table, or upon the disability of the executive, or the executive terminated his employment with good reason, in each case assuming that the applicable triggering event occurred as of December 31, 2013.

Name	Lump Sum Severance Payment (1)	Value of Benefit Continuation (2)
Ryuji Ueno, M.D., Ph.D., Ph.D.	$293,355	$7,243
Cary J. Claiborne	166,105	10,443
Thomas J. Knapp	167,500	10,443
Stanley G. Miele	120,000	7,243
Andrew P. Smith	136,973	1,619
_________________
(1) Respresents six months of salary, based on salary in effect as of December 31, 2013.
(2) Represents reimbursement of premiums to continue health insurance coverage for six months for those who currently participate in our health insurance plan, based on premiums in effect as of December 31, 2013.

Potential Benefits upon Termination Without Cause Following a Change of Control.

The following table sets forth an estimate of the benefits that would have accrued to each of our named executive officers assuming that we, or a successor to our company, had terminated the executive’s employment without cause as of December 31, 2013 and that such termination had occurred within 18 months after a prior change of control of our company.

Name	Lump Sum Severance Payment (1)	Value of Benefit Continuation (2)
Ryuji Ueno, M.D., Ph.D., Ph.D.	$586,710	$7,243
Cary J. Claiborne	332,210	10,443
Thomas J. Knapp	335,000	10,443
Stanley G. Miele	240,000	7,243
Andrew P. Smith	273,946	1,619
_________________
(1) Represents twelve months of salary based on salary in effect as of December 31, 2013.
(2) Represents reimbursement of premiums to continue health insurance coverage for six months for those who currently participate in our health insurance plan, based on premiums in effect as of December 31, 2013.

Golden Parachute Compensation

The following table sets forth an estimate of the benefits that our named executive officers would be entitled to receive in the event that our company would be merged, acquired or otherwise sold in a similar transaction, in each case assuming that the applicable triggering event occurred as of December 31, 2013 and that the price per share of our common stock is the closing market price as of December 31, 2013. Accordingly, all payments set forth below, other than equity awards, are considered double trigger benefits meaning that in order for any of our named executive officers to receive such payment there would need to be a merger or sale and such named executive officer would have to be terminated other than for cause. The equity awards are single trigger meaning the unvested portion of the awards immediately vests upon the occurrence of the merger or sale subject to further actions of our board of directors in accordance with the Amended and Restated 2006 Stock Incentive Plan.

Name	Cash (1)	Equity (2)	Perquisites/Benefits (3)	Other (4)	Total
Ryuji Ueno, M.D., Ph.D., Ph.D.	$586,710	$971,355	$7,243	$-	$1,565,308
Cary J. Claiborne	332,210	133,496	10,443	5,387	481,536
Thomas J. Knapp	335,000	243,294	10,443	-	588,737
Stanley G. Miele	240,000	561,091	7,243	8,750	817,084
Andrew P. Smith	273,946	114,915	1,619	35,577	426,057
__________

(1)	Represents a severance benefit of a lump sum payment of 12 months salary, based on the salary in effect as of December 31, 2013.
(2)
The amounts shown in this column are to be paid under our named executive officers’ employment agreements in accordance with the change of control provisions in the 2006 Stock Incentive Plan. Assuming the current provisions of our employment agreements and 2006 Stock Incentive Plan apply to the payments, the amounts represent the aggregate grant date fair value of options awards computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification Topic 718. The assumptions used in valuing these options awards are described under the caption “Employee Stock-Based Compensation” in Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013. Unlike the amounts reflected in our consolidated financial statements, however, these amounts do not reflect any estimate of forfeitures related to service-based vesting. Instead, the amounts assume that our named executive officers will perform the requisite service so that the option awards will vest.

(3)
Represents reimbursement of premiums to continue health insurance coverage for six months for those who currently participate in our health insurance plan, based on premiums in effect as of December 31, 2013.

(4)	Represents matching contributions under our 401(k) plan for 2013, and for Mr. Smith, non-U.S. based employer pension contributions.

Board of Directors Compensation

In 2013, we paid each of our directors who are not an employee or a spouse of an employee of our company, whom we refer to as our non-employee directors, an annual retainer of $55,000 for service as a director. We also paid an annual retainer of $12,500 for serving on our audit committee, $10,000 for serving on our compensation committee, $6,000 for serving on our nominating and corporate governance committee, $6,000 for serving on our commercialization committee, and $6,000 for serving on our science & technology committee. In addition, we paid an annual retainer of $12,500 to the chair of our audit committee, $5,000 to the chair of our compensation committee, $4,000 to the chair of our nominating and corporate governance committee, $4,000 to the chair of our commercialization committee, $4,000 to the chair of our science & technology committee, and $10,000 to our lead independent director. As part of a director’s compensation, new non-employee directors receive an initial grant of stock options of 30,000 shares of our class A common stock, which vests in 12 equal quarterly installments at the end of each successive three-month period following the grant date through the third anniversary of the grant date. Each year, non-employee directors who are elected or remain a director after the annual stockholder meeting receive stock options of 20,000 shares of our class A common stock, which vest in 12 equal installments at the end of each successive one-month period following the grant date through the first anniversary of the grant date.

We have an equity ownership guideline for our board of directors as described in corporate governance guidelines. Under those guidelines, for the performance-based shares our board of directors would continue to own common stock in an amount equivalent to 50% of any net gain on the exercise of any market-based options and would have five years to achieve such ownership holdings. Our directors are currently in compliance.

Each non-employee director on our audit committee, in connection with their role in reviewing a certain related party transaction, also received a fee of $1,500 for each telephonic meeting attended by such non-employee director. Mr. Maudlin, the former chair of the audit committee, received an additional $500 payment for each telephonic meeting attended.

The following table sets forth information regarding the compensation of our directors for the year ended December 31, 2013. Directors who are also employees of our company are not included in this table because they were not separately compensated for their service as directors.

2013 Director Compensation

Name	Fees Earned or Paid in Cash (1)	Option Awards (2)	Total
William L. Ashton	$100,333	$109,742	$210,075
Anthony C. Celeste	100,500	109,742	210,242
Daniel P. Getman	88,500	109,742	198,242
Timothy I. Maudlin (3)	24,667	-	24,667
Barbara A. Munder	64,583	201,656	266,239
Maureen E. O'Connell	71,667	201,656	273,323
Kei S. Tolliver	39,667	168,039	207,706
_____________
(1) The amounts shown in this column reflects fees earned for services rendered in 2013.
(2) The amounts shown in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB Accounting Standards Codification Topic 718. The assumptions used in valuing these options awards are described under the caption "Employee Stock-Based Compensation" in note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013. Unlike the amount reflected in our consolidated financial statements, however, this amount does not reflect any estimate of forfeitures related to service-based vesting. Instead, it assumes that the executive will perform the requisite service to vest in the award.

(3) Mr. Maudlin resigned from the Board in February, 2013.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2013 regarding securities authorized for issuance under our equity compensation plans, consisting of our 2001 Stock Incentive Plan, 2006 Stock Incentive Plan and 2006 Employee Stock Purchase Plan. All of our equity compensation plans were adopted with the approval of our stockholders. In 2013, our board of directors upon the recommendation of the compensation committee determined that there would be no additional shares of common stock added to the 2006 Stock Incentive Plan.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by stockholders:
2001 Stock Incentive Plan	556,200	$6.94	-
2006 Stock Incentive Plan	2,513,063	$5.03	5,986,937
2006 Employee Stock Purchase Plan	-	-	4,229,943

Equity compensation plans not approved by stockholders:
None	-	-	-
	3,069,263	$5.37	10,216,880

Compensation Committee Interlocks and Insider Participation

During 2013, the members of our compensation committee were Mr. Ashton, Mr. Celeste, Mr. Maudlin for two months and Dr. Getman. In February 2013 Mr. Maudlin resigned and in March 2013, Mr. Ashton resigned as chair, Mr. Celeste resigned as a member of the committee, Dr. Getman was appointed chair of the committee and Ms. Munder was appointed as a member of the committee. In March 2014, Dr. Getman resigned as chair and Ms. Munder was appointed chair. Accordingly, our compensation committee currently consists of Daniel P. Getman, Ph.D., William L. Ashton and Barbara A. Munder as chair.

No member of our compensation committee was at any time during 2013, or has formerly been, an officer or employee of our company or any subsidiary of our company, and no member of our compensation committee had any relationship with our company during 2013 requiring disclosure under Item 404 of Regulation S-K.

During 2013, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more executive officers who serve as a member of our board of directors or compensation committee.

Compensation Committee Report*

Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, our compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of Directors of
Sucampo Pharmaceuticals, Inc.

Barbara A. Munder, Chairman
William L. Ashton
Daniel P. Getman

______________

* The material in this report shall not be deemed to be “soliciting material”, or to be “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in any such filing.

PROPOSAL TWO — RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Although stockholder approval of the selection of PricewaterhouseCoopers LLP is not required by law, our board of directors and audit committee believe that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our board of directors will reconsider its selection of PricewaterhouseCoopers LLP.

PricewaterhouseCoopers LLP also served as our independent registered public accounting firm for the year ended December 31, 2013. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, incurred for each of the last two fiscal years for audit and other services.

	Year Ended December 31,
Fee Category	2013	2012
Audit Fees (1)	$1,001,007	$976,297
Audit-Related Fees (2)	-	106,000
Tax Fees (3)	38,843	155,457
All Other Fees (4)	1,800	1,800
Total fees	$1,041,650	$1,239,554
_________
(1)
Audit Fees consist of fees for professional services rendered for the audits of our annual consolidated financial statements for the years ended December 31, 2013 and 2012, and for the review of our quarterly financial statements included in our quarterly reports on Form 10-Q.

(2)	Audit-Related Fees in 2012 consisted of fees for due diligence and other services associated with a certain proposed related party transaction and fees for consultations regarding SEC filings.
(3)	Tax Fees consist of fees for various tax consulting services.
(4)	All Other Fees include a subscription to a technical accounting and reporting research tool.

Pre-Approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. These policies and procedures generally provide that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee.

All fees for services provided by PricewaterhouseCoopers LLP during 2013 and 2012 were pre-approved by the audit committee in accordance with the pre-approval policy and procedures described above.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

Board Recommendation

The board of directors recommends a vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. We are holding an advisory vote on the compensation of our named executives this year in accordance with the result of the 2011 say-on-frequency vote, where stockholders voted to hold an annual say-on-pay vote. The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in these disclosures, our compensation philosophy is to provide competitive overall compensation that attracts and retains top performers. To achieve these goals, our executive compensation program is structured to:

•      provide compensation levels sufficient to retain our existing executives and, when necessary, to attract new executives;
•      reward, on an annual basis, individual performance that promotes the success of our company; and
•      motivate our executives to achieve the critical financial, product and development milestones set by management and our board of directors.

Accordingly, our board of directors is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding, advisory vote “FOR” the following resolution:

“RESOLVED, that stockholders of Sucampo Pharmaceuticals, Inc. hereby approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Disclosure and Analysis, compensation tables and narrative discussion and any related material.”

The Compensation Discussion and Analysis section of this proxy statement contains more details on our executive compensation, and we urge you to read it carefully before casting your vote on this proposal. Because the vote is advisory, it is not binding on our company, our board of directors or our compensation committee. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management, our board of directors and our compensation committee, and all such constituencies intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements and our executive compensation principles, policies and procedures.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

Board Recommendation

The board of directors recommends a vote “FOR” the approval of, on an advisory basis, the compensation of our named executive officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely upon a review of the copies of such forms furnished to us for the year ended December 31, 2013, and the information provided to us by those persons required to file such reports, no such person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis, except as disclosed in this paragraph. Kei S. Tolliver, upon becoming a member of our board of directors on May 22, 2013, filed a Form 3 on May 30, 2013, but excluded ownership of 1,800 shares of the Company’s class A common stock. The holdings were reported on Form 5 on February 14, 2014.

OTHER MATTERS

Our board of directors has no knowledge of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on those matters.

SOLICITATION OF PROXIES

We are conducting the solicitation of proxies, and the cost of solicitation will be borne by the Company. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person, by telephone, facsimile or mail and will not be paid any compensation for engaging in the solicitation of proxies. We will reimburse brokers, banks or other custodians or nominees for their expenses in sending proxies and proxy materials to beneficial owners.

REVOCATION OF PROXY

Subject to the terms and conditions set forth in this proxy statement, all proxies received by us will be effective, notwithstanding any transfer of the shares to which those proxies relate, unless prior to the closing of the polls at the annual meeting, we receive a written notice of revocation signed by the person who, as of the record date, was the registered holder of those shares. The notice of revocation must indicate the certificate number and numbers of shares to which the revocation relates and the aggregate number of shares represented by the certificate(s). Any stockholder voting by proxy also has the right to revoke the proxy at any time before the polls close at the annual meeting by giving our corporate secretary a duly executed proxy card bearing a later date than the proxy being revoked at any time before that proxy is voted or by appearing at the meeting and voting in person.

STOCKHOLDER PROPOSALS

In order to be included in our proxy materials for our 2015 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, stockholders’ proposals must be received by us at our principal executive offices, Sucampo Pharmaceuticals, Inc., Attn: Corporate Secretary, 4520 East-West Highway, 3rd Floor, Bethesda, Maryland 20814, no later than December 1, 2014. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Corporate Secretary.

With respect to proposals, including proposed nominations of persons for election to our board of directors, not to be included in our proxy materials pursuant to Rule 14a-8, our by-laws establish an advance notice procedure for such proposals to be brought before an annual meeting of stockholders. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting. The required notice must be in writing and received by our corporate secretary at our principal offices not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting. For our 2015 annual meeting of stockholders, this means the required written notice must be received by our corporate secretary at our principal offices not earlier than January 23, 2015 and not later than February 21, 2015. However, in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

By Order of the Board of Directors,

Thomas J. Knapp
Corporate Secretary
Bethesda, Maryland
March 28, 2014

OUR BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO VOTE YOUR PROXY AS SOON AS POSSIBLE AND IN ANY EVENT PRIOR TO THE ANNUAL MEETING. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES IN PERSON EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

*** Exercise Your *Right* to Vote ***

SUCAMPO PHARMACEUTICALS, INC.

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 10, 2013
Date: May 9, 2014 **Time:** 8:30 a.m., EDT
Location: Hilton Garden Inn
7301 Waverly Street
Bethesda, Maryland 20814

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

M71852-Z62815

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE OF 2014 ANNUAL MEETING PROXY STATEMENT ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 25, 2014 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "*legal proxy*." To do so, please follow the instructions at *www.proxyvote.com* or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

M71853-Z62815

Voting Items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

   01) Daniel P. Getman – Class II
   02) Peter Greenleaf – Class II

The Board of Directors recommends you vote FOR the following proposals:

2. Ratification of selection of PricewaterhouseCoopers LLP as Sucampo Pharmaceuticals, Inc.'s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2014

3. Approval of, on an advisory basis, the compensation of Sucampo Pharmaceuticals, Inc.'s named executive officers

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

M71854-Z62815

SUCAMPO PHARMACEUTICALS, INC.

SUCAMPO PHARMACEUTICALS, INC.
4520 EAST-WEST HIGHWAY, 3RD FLOOR
BETHESDA, MD 20814
ATTN: INVESTOR RELATIONS

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M71832-Z62811 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUCAMPO PHARMACEUTICALS, INC.

Proposals – The Board of Directors recommends that you vote FOR each of the director nominees listed below under Proposal 1 and FOR Proposals 2 and 3.

	For All	Withhold All	For All Except
1. Election of Directors 01) Daniel P. Getman – Class II 02) Peter Greenleaf – Class II	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

	For	Against	Abstain
2. Ratification of selection of PricewaterhouseCoopers LLP as Sucampo Pharmaceuticals, Inc.'s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2014	☐	☐	☐
3. Approval of, on an advisory basis, the compensation of Sucampo Pharmaceuticals, Inc.'s named executive officers	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, OR IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as name or names appear hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If stock is held by a corporation or a partnership, this proxy should be signed in full corporate or partnership name by an authorized officer thereof, whose title should be given.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

M71833-Z62811

SUCAMPO PHARMACEUTICALS, INC
Annual Meeting of Stockholders
May 9, 2014 8:30 AM
This proxy is solicited by the Board of Directors of Sucampo Pharmaceuticals, Inc.

The undersigned hereby revokes all previous proxies, acknowledges the receipt of the accompanying Notice of 2014 Annual Meeting of Stockholders To Be Held on May 9, 2014 and Proxy Statement and appoints Thomas J. Knapp and Charles McFalls, and each of them, as proxies and attorneys-in-fact of the undersigned, each with full power of substitution and revocation, to represent the undersigned and to vote all the shares of class A common stock of Sucampo Pharmaceuticals, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2014 Annual Meeting of Stockholders of Sucampo Pharmaceuticals, Inc. to be held at 8:30 a.m., Eastern Time, on May 9, 2014 at the Hilton Garden Inn, 7301 Waverly Street, Bethesda, Maryland 20814, or any adjournment or postponements thereof, with all the power the undersigned would possess if personally present thereat.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE UNDER PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

(Items to be voted appear on the reverse side.)

SIGN AND DATE ON THE REVERSE SIDE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

Address Change/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side